EXHIBIT 4(ee)

PCCW-HKT Capital No.3 Limited
as Issuer

PCCW-HKT Telephone Limited
as Guarantor

and

HSBC Bank USA, National Association
as Trustee

Indenture

Dated as of July 20, 2005

__________

US$500,000,000 5.25% Guaranteed Notes Due 2015

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THIS INDENTURE, dated as of July 20, 2005 among PCCW-HKT Capital No.3 Limited (the "Issuer"), a company organized under the laws of the British Virgin Islands, PCCW-HKT Telephone Limited (the "Guarantor"), a limited liability company organized under the laws of Hong Kong, and HSBC Bank USA, National Association, a national banking association, as Trustee (the "Trustee").

WITNESSETH:

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the issuance, execution, authentication, delivery and administration of its 5.25% Guaranteed Notes Due 2015 (the "Notes");

WHEREAS, the Guarantor has duly authorized the execution and delivery of this Indenture to provide for the Guarantee of the Notes;

WHEREAS, all things necessary to make the Notes, when executed and delivered by the Issuer and authenticated and delivered as provided in this Indenture, and the Guarantee when executed and delivered by the Guarantor, the valid, binding and legal obligations of the Issuer and the Guarantor, respectively, and to constitute these presents a valid indenture and agreement of the Issuer and the Guarantor according to its terms, have been done; and

NOW, THEREFORE:

In consideration of the premises and the purchases of the Notes by the holders thereof, the Issuer, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the holders from time to time of the Notes as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All accounting terms used herein and not otherwise defined shall have the meanings given to them under Hong Kong GAAP. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

"Act" has the meaning set forth in Section 1.02.

"Additional Amounts" has the meaning set forth in Section 3.09.

"Additional Closing Date" means the date on which the Additional Notes are issued pursuant to Section 2.09.

"Additional Notes" has the meaning set forth in Section 2.09.

"Adjusted Consolidated Net Worth" means the sum of (a) all amounts paid up (or credited as paid up) on all classes of the Guarantor's issued share capital, revenue or capital reserves, capital contribution, or any other accounts that are included as shareholders' funds under Hong Kong GAAP and (b) the aggregate outstanding principal amount of Subordinated Indebtedness.

"Affiliate" means, with respect to any Person (the "Specified Person"),

(a)    any Person other than the Specified Person directly or indirectly controlling, controlled by or under direct or indirect common control with, the Specified Person; or

(b)   any Person who is a commissioner, director or executive officer of

(i)   the Specified Person;

(ii)  any Subsidiary of such Specified Person; or

(iii) any Person described in clause (a) above.

For purposes of this definition, the term "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"Agent Members" has the meaning set forth in Section 2.06.

"Agreement Currency" has the meaning set forth in Section 11.12.

"Authorization Certificate" has the meaning set forth in Section 2.02.

"Authorized Officer" means, with respect to the Issuer or the Guarantor, any one Director who, in each case, is authorized to represent the Issuer or the Guarantor, as the case may be.

"Board of Directors" means, with respect to the Issuer or the Guarantor, the board of directors elected or appointed by the shareholders of such Person to

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manage the business of such Person or any committee of such board duly authorized to take the action purported to be taken by such committee.

"Board Resolution" means, with respect to the Issuer or the Guarantor, a copy of a resolution certified by a Director of the Issuer or by a Director or the Secretary of the Guarantor, as the case may be, to have been duly adopted by the applicable Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Business Day" means a day in The City of New York and Hong Kong other than a Saturday, Sunday or a day on which banking institutions in The City of New York or Hong Kong are authorized or obligated by law or executive order to remain closed.

"Capital Stock" means any and all shares, interests (including joint venture interests), participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

"Certificated Notes" means the Notes (with the Guarantee endorsed thereon), in certificated, registered form, executed and delivered by the Issuer (and the Guarantor) and authenticated by the Trustee in exchange for the Global Notes, (a) in the event that the Depositary is at any time unwilling or unable to act as depository for the Global Notes and a successor depository is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility or (b) an Event of Default has occurred and is continuing with respect to the Notes.

"Clearstream" means Clearstream Banking, société anonyme, Luxembourg.

"Closing Date" means July 20, 2005.

"Commission" means the United States Securities and Exchange Commission and any successor government agency.

"Consolidated Total Assets" means the consolidated total assets of the Guarantor and its Subsidiaries as shown on the most recent audited consolidated balance sheet of the Guarantor.

"Corporate Trust Office" means the office in New York City at which the Trustee principally administers its corporate trust business initially located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust.

"Custodian" means HSBC Bank USA, National Association, as custodian of the Global Notes for the Depositary under a custody agreement or any similar successor agreement.

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"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Depositary" means, with respect to the Global Notes, DTC, its nominees and their respective successors.

"Director" means any member of the Board of Directors of the Issuer or the Guarantor, as the case may be.

"Distribution Compliance Period" means (a) in the case of the Notes, the 40-day period after the latest to occur of (i) the commencement of the sale of the Notes and (ii) the Closing Date and (b) in the case of the Additional Notes, the 40-day period after the latest to occur of (i) the commencement of the sale of the Additional Notes and (ii) the Additional Closing Date.

"Dividend" means with respect to any Person any dividend or other distribution on any shares of such Person's Capital Stock, other than any dividend on shares of Capital Stock payable solely in shares of Capital Stock.

"DTC" means The Depository Trust Company, a New York corporation.

"Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

"Event of Default" has the meaning set forth in Section 4.01.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's length free market transaction, for cash, between a willing buyer and a willing seller, neither of which is under pressure or compulsion to complete the transaction.

"Further Issue" has the meaning set forth in Section 2.09.

"Global Notes" has the meaning set forth in Section 2.04(c).

"Guarantee" means the Guarantee made by the Guarantor as set forth in Article 9 hereof and as endorsed on the Notes as provided herein.

"guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

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(a)     to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b)     entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

The term "guarantee" used as a verb has a corresponding meaning.

"Guarantor" means PCCW-HKT Telephone Limited and any successor corporation.

"Holder", "holder" and "Noteholder", in relation to a Note, means the Person in whose name a Note is registered in the Register.

"Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China,

"Hong Kong GAAP" means, at the time of any determination required hereunder, generally accepted accounting principles in Hong Kong.

"Indebtedness" of any Person means any indebtedness for or in respect of money borrowed that has a final maturity of one year or more from its date of incurrence or issuance and that is evidenced by any agreement or other instrument, excluding trade payables; provided, however, that for the purposes of determining the amount of Indebtedness of the Guarantor outstanding at any relevant time the amount included as Indebtedness of the Guarantor in respect of finance leases shall be the net amount from time to time properly characterized as "obligations under finance leases" in accordance with Hong Kong GAAP,

"Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

"Intercompany Loan" means the intercompany loan provided by the Issuer to the Guarantor pursuant to an intercompany loan agreement dated July 13, 2005.

"Interest Payment Date" means, January 20 and July 20 of each year, commencing on January 20, 2006, and the date of the Stated Maturity or date of earlier redemption of the Notes.

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"Interest Record Date" has the meaning specified in the form of Note attached hereto as Exhibit A.

"Issuer" means PCCW-HKT Capital No.3 Limited and any successor corporation.

"Judgment Currency" has the meaning set forth in Section 11.12 hereof.

"Lien" means any mortgage, charge, pledge, lien, encumbrance, hypothecation, title retention, security interest or security arrangement of any kind.

"Listed Principal Subsidiary" means any Principal Subsidiary, the shares of which are at the relevant time listed on The Stock Exchange of Hong Kong Limited or any other recognized stock exchange.

"Majority" means greater than 50%.

"Merger" has the meaning set forth in Section 10.01.

"Non-U.S. Persons" has the meaning set forth in Section 2.07(c).

"Note" or "Notes" has the meaning set out in the Recitals of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

"Officers' Certificate" means, as the context requires, a written certificate executed and delivered on behalf of the Issuer or the Guarantor, as the case may be, to the Trustee by any two Authorized Officers of the Issuer or the Guarantor, as the case may be. One of the officers signing an Officer's Certificate given pursuant to Section 3.06 shall be a principal executive, financial or accounting officer of the Issuer or the Guarantor.

"Opinion of Counsel" means an opinion in writing signed by legal counsel of recognized standing who, unless otherwise provided herein, may be an employee of, or counsel to, the Issuer, the Guarantor or the Trustee, as the case may be, and who, in the case of counsel to the Issuer or the Guarantor, shall be reasonably acceptable to the Trustee.

"Outstanding", when used with reference to the Notes, subject to the provisions of Section 6.04 means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

(a)     Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

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(b)     Notes, or portions thereof, for the payment of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying and Transfer Agent;

(c) Notes in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.05 or Section 2.08, or which shall have been paid (unless proof satisfactory to the Trustee is presented that any of such Notes is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer); and

(d) Notes, the payment obligations of which have been discharged pursuant to Section 8.01, 8.02 or 8.03 hereunder.

"Paying and Transfer Agent" means any paying and transfer agent with respect to the Notes appointed pursuant to this Indenture or a Paying and Transfer Agent Appointment Letter in the form of Exhibit G or in such other form reasonably acceptable to the Issuer, the Guarantor and the Trustee.

"Payment Date" has the meaning set forth in Section 3.04(a).

"PCCW" means PCCW Limited.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Principal Subsidiary" at any time shall mean a Subsidiary of the Guarantor:

(a)     as to which one or more of the following conditions is satisfied:

(i)     its net profit or (in the case of a Subsidiary of the Guarantor which has Subsidiaries) consolidated net profit attributable to the Guarantor (in each case before taxation and exceptional items) is at least 5% of the consolidated net profit of the Guarantor and its Subsidiaries (before taxation and exceptional items), but in each case after deducting minority interests in Subsidiaries; or

(ii)     its net assets or (in the case of a Subsidiary of the Guarantor which has Subsidiaries) consolidated net assets attributable to the Guarantor (in each case after deducting minority interests in Subsidiaries) are at least 5% of the consolidated net assets (after deducting minority interests in Subsidiaries) of the Guarantor and its Subsidiaries;

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Subsidiary of the

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Guarantor and the then latest audited financial statements of the Guarantor provided that: (A) in the case of a Subsidiary of the Guarantor acquired after the end of the financial period to which the then latest relevant audited accounts relate, the reference to the then latest audited accounts for the purposes of the calculation above shall, until audited accounts for the financial period in which the acquisition is made are published, be deemed to be a reference to the accounts adjusted to consolidate the latest audited accounts of the Subsidiary in the accounts; (B) if, in the case of a Subsidiary of the Guarantor which itself has one or more Subsidiaries, no consolidated accounts are prepared and audited, its consolidated net assets and consolidated net profits shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary and its Subsidiaries prepared for this purpose by its auditors; (C) if the accounts of a Subsidiary of the Guarantor (not being a Subsidiary referred to in (A) above) are not consolidated with those of the Guarantor then the determination of whether or not the Subsidiary of the Guarantor is a Principal Subsidiary shall, if the Guarantor requires, be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts of the Guarantor and its Subsidiaries; or

(b)     to which is transferred all or substantially all of the assets of a Subsidiary of the Guarantor which immediately prior to the transfer was a Principal Subsidiary, provided that, with effect from such transfer, the Subsidiary which so transfers its assets and undertakings shall cease to be a Principal Subsidiary (but without prejudice to paragraph (a) above) and the Subsidiary of the Guarantor to which the assets are so transferred shall become a Principal Subsidiary.

A certificate of the auditors of the Guarantor as to whether or not a Subsidiary is a Principal Subsidiary shall be conclusive and binding on all parties in the absence of manifest error.

"QIB" has the meaning set forth in Section 2.04(c).

"Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (a) required to be redeemed prior to the Stated Maturity of the Notes, (b) redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Notes or (c) convertible into or exchangeable for Capital Stock referred to in clause (a) or (b) or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes.

"Redemption Date" means, with respect to any Note, (a) the date fixed for redemption of such Note pursuant to a notice of redemption given by the Issuer or the Guarantor on behalf of the Issuer in accordance with the provisions hereof or (b) the Stated Maturity of such Note if such Note has not been redeemed, repurchased and canceled in accordance with its terms prior to such Stated Maturity.

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"Register" has the meaning set forth in Section 2.05.

"Registrar" has the meaning set forth in Section 2.05.

"Regulation S" means Regulation S under the Securities Act.

"Regulation S Global Note" has the meaning set forth in Section 2.04(c).

"Responsible Officer", when used with respect to the Trustee, means any officer within the corporate trust department (or any successor department) of the Trustee, with direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

"Restricted Certificated Note" has the meaning set forth in Section 2.04(c).

"Restricted Global Note" has the meaning set forth in Section 2.04(c).

"Rule 144A" means Rule 144A under the Securities Act.

"Securities Act" means the United States Securities Act of 1933, as amended.

"Securities Act Legend" has the meaning set forth in Section 2.04(c).

"Stated Maturity" means, July 20, 2015.

"Subordinated Indebtedness" means the principal amount of Indebtedness of the Guarantor (including perpetual debt, which the Guarantor is not required to repay) which (a) has a final maturity and a weighted average life to maturity longer than the Stated Maturity of the Notes and (b) is issued or assumed pursuant to, or evidenced by, an indenture or other instrument containing provisions for the subordination of such Indebtedness to the Notes including (x) a provision that in the event of any bankruptcy, insolvency or other similar proceeding in respect of the Guarantor, the holders of the Notes shall be entitled to receive payment in full in cash of all principal, Additional Amounts and interest on the Notes (including all interest arising after the commencement of such proceeding whether or not an allowed claim in such proceeding) before the holder or holders of any such Subordinated Indebtedness shall be entitled to receive any payment of principal, interest or premium thereon, (y) a provision that if an Event of Default has occurred and is continuing hereunder, the holder or holders of any such Subordinated Indebtedness shall not be entitled to payment of any principal, interest or premium in respect thereof unless or until such Event of Default shall have been cured or waived or shall have ceased to exist, and (z) a provision that the holder or holders of such Subordinated Indebtedness may not

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accelerate the maturity thereof as a result of any default relating thereto so long as any Note is outstanding.

"Subsidiary" means, as applied to any Person, any corporation or other entity of which a majority of the outstanding Voting Shares is, at the time, directly or indirectly, owned by such Person.

"Successor Additional Amounts" has the meaning set forth in Section 10.01.

"Successor Jurisdiction" has the meaning set forth in Section 3.09.

"Taxes" has the meaning set forth in Section 3.09.

"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Indenture was originally executed, provided however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

"Trustee" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article 5 shall also include any successor Trustee.

"U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

"U.S. Person" means a "U.S. person" as defined in Regulation S under the Securities Act.

"Voting Shares" means, with respect to any Person, the Capital Stock having the general voting power under ordinary circumstances to vote on the election of the members of the board of directors or other governing body of such Person (irrespective of whether or not at the time stock of any other class or

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classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.02. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such request, demand, authorization, direction, notice, consent, waiver or other action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the request, demand, authorization, direction, notice, consent, waiver or other action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Section 1.02.

(b)     The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

(c)     The holding of Notes shall be proved by the Register.

(d)     If the Issuer shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record of Notes at the close of business on such record date shall be deemed to be Holders of Notes for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become

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effective pursuant to the provisions of this Indenture not later than 180 days after the record date.

(e)     Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Notes shall bind every future Holder of the same Notes or the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying and Transfer Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Notes.

Section 1.03. New York Time. All times referred to in this Indenture or the Notes are local time in New York City, New York, United States of America, except as otherwise specified.

ARTICLE 2

ISSUE, EXECUTION, FORM AND REGISTRATION OF NOTES

Section 2.01. Authentication and Delivery of Notes and Guarantee. Upon the execution and delivery of this Indenture, or from time to time thereafter, Notes may be executed and delivered by the Issuer, with the Guarantee endorsed thereon by the Guarantor, in an aggregate principal amount Outstanding of not more than US$500,000,000 (other than Notes issued pursuant to Section 2.08 and Section 2.09) to the Trustee for authentication, accompanied by an Officers' Certificate of the Issuer directing such authentication and specifying the amount of Notes (with the Guarantee endorsed thereon) to be authenticated, the applicable rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes (with the Guarantee endorsed thereon) is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date on which the principal of such Notes will be payable and other terms relating to such Notes and Guarantee. The Trustee shall thereupon authenticate and deliver said Notes (with the Guarantee endorsed thereon) to or upon the written order of the Issuer (as set forth in such Officers' Certificate) signed by two Authorized Officers.

Section 2.02. Execution of Notes and Guarantee. (a) The Notes shall be executed by or on behalf of the Issuer by the signature of an Authorized Officer of the Issuer. The Guarantor shall execute the Guarantee by the signature of an Authorized Officer of the Guarantor. Such signatures may be the manual or facsimile signature of the present or any future Authorized Officers. With the delivery of this Indenture, each of the Issuer and the Guarantor is furnishing, and from time to time thereafter may furnish, a certificate substantially in the form of Exhibit E (an "Authorization Certificate") identifying and certifying the incumbency and specimen (or facsimile) signatures of the Authorized Officers. Until the Trustee receives a subsequent Authorization Certificate, the Trustee

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shall be entitled to conclusively rely on the last Authorization Certificate delivered to it for purposes of determining the Authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Trustee.

(b)     In case Authorized Officers who shall have signed any of the Notes or the Guarantee thereon, as applicable, shall cease to be such Authorized Officers before the Note (with the Guarantee endorsed thereon) shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Issuer, such Note (with the Guarantee endorsed thereon) nevertheless may be authenticated and delivered or disposed of as though the Persons who signed such Note and Guarantee had not ceased to be such Authorized Officers; and any Note may be signed on behalf of the Issuer and the Guarantee may be signed on behalf of the Guarantor by such Persons as, at the actual date of the execution of such Note and Guarantee, shall be Authorized Officers, although at the date of the execution and delivery of this Indenture any such Persons were not Authorized Officers.

Section 2.03. Certificate of Authentication. Only such Notes (with the Guarantee endorsed thereon) as shall bear thereon a certification of authentication substantially as set forth in the forms of the Notes and Guarantee in Exhibits A, C and D hereto, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Trustee upon any Note executed by or on behalf of the Issuer and any Guarantee executed by or on behalf of the Guarantor shall be conclusive evidence that the Note (with the Guarantee endorsed thereon) so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

Section 2.04. Form, Denomination and Date of Notes; Payments. (a) The Notes, the Guarantee and the Trustee's certificates of authentication shall be substantially in the form set forth in Exhibits A, C and D hereof. On the Closing Date, the Notes shall be issued in the form provided in Section 2.04(c). The Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Issuer executing the same may determine with the approval of the Trustee.

The Notes (with the Guarantee endorsed thereon) may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, with the rules of any securities market in which the Notes are admitted to trading, or to conform to general usage.

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(b)     Each Note (with the Guarantee endorsed thereon) shall be dated the date of their authentication. Each Note shall bear interest from the date of issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for and shall be payable on the dates specified on the face of the form of Note set forth as Exhibit A hereto. Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c)     On the Closing Date, an appropriate Authorized Officer will execute and deliver to the Trustee (i) for Notes sold within the United States to "qualified institutional buyers" as defined in and pursuant to Rule 144A under the Securities Act (each, a "QIB"), one or more restricted global Notes (each, a "Restricted Global Note"), with the Guarantee endorsed thereon, in definitive, fully registered form without interest coupons, in a denomination of US$100,000 or any amount in excess thereof which is an integral multiple of US$1,000, substantially in the form of Exhibit C hereto; and (ii) for Notes sold outside the United States in offshore transactions in reliance on Regulation S under the Securities Act, one or more Regulation S global Notes (each, a "Regulation S Global Note" and, together with the Restricted Global Note, "Global Notes"), with the Guarantee endorsed thereon, in definitive, fully registered form without interest coupons, in a denomination of US$100,000 or any amount in excess thereof which is an integral multiple of US$1,000, substantially in the form of Exhibit D hereto; all such Notes so executed and delivered to the Trustee pursuant to clauses (i) and (ii) of this subsection (c) shall be in an aggregate principal amount that shall equal the aggregate principal amount of the Notes that are to be issued on the Closing Date. The aggregate principal amount of the Restricted Global Notes and the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Custodian for the Depositary or its nominee, as hereinafter provided.

Each Restricted Global Note, each restricted Certificated Note issued in exchange for interests in the Restricted Global Note ("Restricted Certificated Note"), and each Regulation S Global Note (and each Certificated Note issued in exchange for interests in the Regulation S Global Note during such period) shall bear the following legend (the "Securities Act Legend"), unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act and provided that upon and following the expiration of the Distribution Compliance Period, such legend included on the Regulation S Global Note (and each Certificated Note issued in exchange therefor) shall have no effect and may be removed by the Trustee upon direction of the Issuer, the Guarantor or a holder of any interest in the Regulation S Global Note:

"THIS NOTE AND THE GUARANTEE RELATED TO THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, THIS

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NOTE MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTES EXCEPT (A) IF SUCH PURCHASER IS AN INITIAL PURCHASER, (I) TO THE GUARANTOR OR THE ISSUER OR ANY SUBSIDIARY THEREOF, (II) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (B) IF SUCH PURCHASER IS A SUBSEQUENT PURCHASER OF AN INTEREST IN THE 144A GLOBAL NOTE, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY NOTES OTHERWISE THAN AS DESCRIBED IN (A) ABOVE OR (C) BELOW, THE ISSUER, THE GUARANTOR OR THE TRUSTEE MAY, IN CIRCUMSTANCES THAT ANY OF THEM DEEMS APPROPRIATE, REQUIRE EVIDENCE, IN ADDITION TO THAT OTHERWISE REQUIRED, AS TO COMPLIANCE WITH ANY SUCH EXEMPTION) OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT IT WILL NOTIFY EACH PURCHASER OF THIS NOTE FROM IT OF THE ABOVE RESTRICTIONS AND OF THIS LEGEND."

Each Global Note (i) shall be delivered by the Trustee to DTC acting as the Depositary or, pursuant to DTC's instructions, shall be delivered by the Trustee on behalf of DTC to and deposited with the Custodian, and in either case shall be registered in the name of Cede & Co., or such other name as DTC shall specify, and (ii) shall also bear a legend substantially to the following effect:

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED

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BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE."

Global Notes may be deposited with such other Depositary that is a clearing agency registered under the Exchange Act as the Issuer may from time to time designate in writing to the Trustee, and shall bear such legend as may be appropriate.

(d)     If at any time the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Notes or if at any time the Depositary shall no longer be a clearing agency registered under the Exchange Act, the Issuer shall appoint a successor Depositary with respect to such Global Notes. If (i) a successor Depositary for such Global Notes is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, or (ii) an Event of Default has occurred and is continuing with respect to the Notes, the Issuer will execute, and the Trustee, upon receipt of an Officers' Certificate of the Issuer directing the authentication and delivery thereof, will authenticate and deliver, Certificated Notes in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Notes in exchange for such Global Notes.

(e)     Global Notes shall in all respects be entitled to the same benefits under this Indenture as Certificated Notes authenticated and delivered hereunder.

(f)     The Person in whose name any Note is registered at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such interest payment

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date notwithstanding any registration of transfer or exchange of such Note subsequent to the Interest Record Date and prior to such interest payment date.

Section 2.05. Registration, Transfer and Exchange. The Notes are issuable only in registered form. The Issuer will keep at the office or agency to be maintained for the purpose as provided in Section 3.02 (the "Registrar"), a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Notes as in this Article provided. The name and address of the registered holder of each Note and the amount of each Note will be recorded in the Register. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. Such Register shall be open for inspection by the Trustee at all reasonable times.

Upon due presentation for registration of transfer of any Note, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations for a like aggregate principal amount.

A Holder may register the transfer of a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such registration of transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Holder as provided herein, the Issuer, the Trustee and any agent of any of them shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged to the Registrar. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's request.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder

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thereof or his attorney duly authorized in writing in a form satisfactory to the Issuer and the Registrar.

The Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes (other than any such transfer taxes or other similar governmental charge payable upon exchanges). No service charge to any Holder shall be made for any such transaction,

The Issuer shall not be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding the first mailing of notice of redemption of Notes to be redeemed or (b) any Notes called or being called for redemption.

All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Section 2.06. Book-entry Provisions for Global Notes, (a) Each Restricted Global Note initially shall (i) be registered in the name of a nominee of the Depositary, (ii) be delivered to the Custodian on behalf of the Depositary and (iii) bear the Securities Act Legend. Each Regulation S Global Note initially shall (i) be registered in the name of a nominee for the Depositary, (ii) be delivered to the Trustee as custodian on behalf of the Depositary and (iii) bear the Securities Act Legend; provided that upon and following the expiration of the Distribution Compliance Period, such Securities Act Legend shall have no effect and may be removed by the Trustee upon the direction of the Issuer, or of the Guarantor or a holder of any interest in the Regulation S Global Note with the approval of the Issuer. Until the expiration of the Distribution Compliance Period, interests in the Regulation S Global Notes may only be held through Euroclear and Clearstream. Upon and following the expiration of the Distribution Compliance Period, interests in the Regulation S Global Notes may be held by any member of, or participants in, the Depositary, including Euroclear and Clearstream (collectively, the "Agent Members").

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Issuer, the Trustee and any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever, Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of any of them, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.

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(b)     Except as provided in Section 2.07 transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred, and transfers increasing or decreasing the aggregate principal amount of Global Notes may be conducted only in accordance with the rules and procedures of the Depositary and, to the extent relevant, the provisions of Section 2.07. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in any Restricted Global Note or Regulation S Global Note, respectively, under the circumstances set forth in Section 2.04(d).

(c)     Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(d)     In connection with the transfer of an entire Restricted Global Note or Regulation S Global Note to beneficial owners pursuant to paragraph (b) of this Section, the Restricted Global Note or Regulation S Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Restricted Global Note or Regulation S Global Note, as the case may be, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(e)     Any Certificated Note delivered in exchange for an interest in a Restricted Global Note pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph (d) of Section 2.07 bear the Securities Act Legend in accordance with Section 2.07(d).

(f)     The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.07. Special Transfer Provisions. Unless and until the Securities Act Legend is removed from a Certificated Note or Global Note pursuant to paragraph (d) below, the following additional provisions shall apply to the proposed transfer, exchange or replacement of Certificated Notes or, to the extent relevant to the Trustee, the Registrar or the Depositary, any beneficial interest in a Global Note:

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(a)     Transfers to Qualified Institutional Buyers. The following provisions shall apply with respect to the registration of any proposed transfer of a Note (or interest in a Global Note) to a QIB:

(i)     The Registrar shall register the transfer of any Certificated Note containing the Securities Act Legend if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the transfer notice provided for on the form of Note in substantially the form of Exhibit B,

(ii)     If the Note to be transferred is a Certificated Note containing the Securities Act Legend and the proposed transferee is an Agent Member holding such interest on behalf of a QIB, upon receipt by the Registrar of (x) the documents referred to in paragraph (i) above (if such transfer is pursuant to clause (y) of paragraph (i) above) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Certificated Note to be transferred and the Trustee shall cancel the Certificated Note so transferred.

(iii)     Subject to the DTC Procedures, if the proposed interest to be transferred is an interest in the Restricted Global Note, (x) such transfer may be effected only through the book entry system maintained by the Depositary in compliance with the applicable provisions of the Securities Act Legend and (y) the transferee is required to hold such interest through an Agent Member.

(iv)     Subject to the DTC Procedures, (x) except as set forth in paragraph (v) below, during the Distribution Compliance Period, an interest in the Regulation S Global Note proposed to be transferred to a QIB transferee shall be required to be held on behalf of such transferee through Euroclear or Clearstream and (y) upon and following the expiration of the Distribution Compliance Period, transfers of interests in the Regulation S Global Note to such transferees shall not be so restricted, although interests therein shall be required to be held through Agent Members.

(v)     Subject to the DTC Procedures, with respect to transfers of an interest in a Regulation S Global Note to a QIB during the Distribution Compliance Period, upon receipt by the Registrar of (x) a certificate by the

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transferee or transferor, as the case may be, in substantially the form of Exhibit K hereto and (y) instructions given in accordance with the Depositary's and Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest to be transferred, and shall increase the principal amount of the Restricted Global Note in a like amount.

(b)     Transfers of Interests in a Regulation S Global Note to Other U.S. Persons. Subject to the DTC Procedures, (x) during the Distribution Compliance Period, an interest in the Regulation S Global Note proposed to be transferred to any U.S. Person (as such term is defined in Regulation S, a "U.S. Person") transferee shall be required to be held on behalf of such other U.S. Person transferee only through Euroclear or Clearstream and (y) upon and following the expiration of the Distribution Compliance Period, transfers of interests in the Regulation S Global Note shall not be so restricted, although interests therein shall be required to be held through Agent Members.

(c)     Transfers to Non-U.S. Persons. The following provisions shall apply with respect to registration of transfers of a Note (or interest in a Global Note) to a person that is not a U.S. Person (a "Non-U.S. Person"):

(i)     The Registrar shall register the transfer of any Certificated Note containing the Securities Act Legend to a Non-U.S. Person upon receipt by the Registrar from the transferor of a transfer notice provided for on the form of Note in substantially the form of Exhibit B.

(ii)     If the proposed transferor is an Agent Member holding a beneficial interest in the Restricted Global Note, upon receipt by the Registrar of (x) in the case of transfers during the Distribution Compliance Period, a certificate by the transferor in substantially the form of Exhibit I and in the case of transfers upon and following the expiration of the Distribution Compliance Period, a certificate by the transferor in substantially the form of Exhibit J and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the beneficial interest in the Restricted Global Note to be transferred, and shall increase the Regulation S Global Note in a like amount.

(iii)     If the proposed transferor is a holder of a Certificated Note and the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents required by paragraph (i) above and instructions given in accordance with the Depositary's and the Registrar's

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procedures, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Certificated Note to be transferred, and the Trustee shall cancel the Certificated Note so transferred.

(iv)     Subject to the DTC Procedures, (x) during the Distribution Compliance Period, an interest in the Regulation S Global Note shall be required to be held on behalf of a Non-U.S. Person transferee only through Euroclear or Clearstream and (y) upon and following the expiration of the Distribution Compliance Period, transfers of interests in the Regulation S Global Note shall not be so restricted, although interests therein shall be required to be held through Agent Members.

(d)     Securities Act Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Securities Act Legend, the Registrar shall deliver only Notes that bear the Securities Act Legend unless the requested transfer, exchange or replacement (i) is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer, exchange or replacement, (ii) is made upon and following the expiration of the Distribution Compliance Period or in connection with a transfer under sub-clause (i) of Section 2.07(c) above occurring after the expiration of the Distribution Compliance Period or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Upon the registration of transfer, exchange or replacement of Notes not bearing the Securities Act Legend, the Registrar shall deliver Notes that do not bear the Securities Act Legend.

(e)     General. By its acceptance of any Note bearing the Securities Act Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Securities Act Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.06 or this Section 2,07 in

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accordance with its customary procedures. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(f)     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08. Mutilated, Defaced, Destroyed, Stolen and Lost Notes. (a) The Issuer shall execute and deliver to the Trustee Certificated Notes in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.

(b)     In case any Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, upon the request of the registered holder thereof, the Issuer in its discretion may execute, and, upon the written request of Authorized Officers of the Issuer, the Trustee shall authenticate and deliver, a new Note (with the Guarantee endorsed thereon), bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and substitution for the Note so apparently destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Issuer, the Guarantor and the Trustee and any agent of the Issuer, the Guarantor or the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substitute Note, such Noteholder, if so requested by the Issuer or the Guarantor, will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Note. The Trustee is hereby authorized, in accordance with and subject to the foregoing conditions in this clause (b), to authenticate and deliver from time to time, Notes (with the Guarantee endorsed thereon) in exchange for or in lieu of Notes (with the Guarantee endorsed thereon), respectively, which become mutilated, defaced, destroyed, stolen or lost. Each Note delivered in exchange for or in lieu of any Note shall carry all the rights to interest (including rights to accrued and unpaid interest and Additional Amounts) which were carried by such Note.

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(c)     All Notes surrendered for payment or exchange shall be delivered to the Trustee. The Trustee shall cancel and dispose of all such Notes surrendered for payment or exchange, in accordance with its customary procedures, and shall, upon receipt of a written request, deliver a certificate of disposition to the Issuer and the Guarantor.

(d)     In the event any such mutilated, defaced, destroyed, lost or stolen certificate has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new certificate, pay such Notes.

Section 2.09. Further Issues. The Issuer and the Guarantor may, from time to time, without the consent of the Holders of the Notes, create and issue further securities ("Additional Notes") having the same terms and conditions as the Notes in all respects (or in all respects except for issue date, issue price, and the first payment of interest on them and, to the extent necessary, certain temporary securities law transfer restrictions) (a "Further Issue"). Additional Notes issued in this manner will be consolidated and form a single series with the previously outstanding Notes in accordance with the requirements of the Depositary. In connection with any such issuance of Additional Notes, the Issuer shall deliver an Officers' Certificate to the Trustee directing the Trustee to authenticate and deliver Additional Notes on the Additional Closing Date specified therein in an aggregate principal amount specified therein and the Trustee, in accordance with such Officers' Certificate, shall authenticate and deliver such Additional Notes, The Additional Notes will be (a) represented by an increase in the aggregate principal amount of the Global Notes or (b) issued in the form of Certificated Notes if the Notes are no longer represented by Global Notes.

Section 2.10. Cancellation of Notes; Disposition Thereof. All Notes surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture, The Trustee shall dispose of canceled Notes held by it in accordance with its customary procedures, and upon receipt of a written request, deliver a certificate of disposition to the Issuer and the Guarantor. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.11. CUSIP Numbers. The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use for the Notes "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other

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identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the "CUSIP" numbers.

ARTICLE 3

COVENANTS OF THE ISSUER AND THE GUARANTOR

Section 3.01. Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Notes and any other payments required to be made by the issuer under the Notes and this Indenture, at the place or places, at the respective times and in the manner provided in the Notes and this Indenture.

Section 3.02. Offices for Payments. So long as any of the Notes remain Outstanding, the Issuer will maintain in the Borough of Manhattan, The City of New York and each other place where principal of, and interest on, the Notes is payable the following;

(a)     an office or agency where the Certificated Notes may be presented and surrendered for payment of principal,

(b)     an office or agency where the Notes may be presented for exchange, transfer and registration of transfer as provided in this Indenture; and

(c)     an office or agency where notices and demands to or upon the Issuer in respect of the Notes or of this Indenture may be served

The Issuer hereby initially designates the Corporate Trust Office as the office or agency for each such purpose and where the Register will be maintained. In case the Issuer shall fail to maintain any such office or agency or shall fail to give notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

The Issuer may from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from tune to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each place where principal of, and interest on, any Notes are payable. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

So long as the Notes are listed on the Singapore Exchange Securities Trading Limited (the "Singapore Exchange") and if the Singapore Exchange so

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requires, there will be a Paying and Transfer Agent in Singapore. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Issuer has initially appointed the Paying and Transfer Agent and Registrar listed in Exhibit H.

So long as any of the Notes remain Outstanding, the Guarantor will maintain in New York City and each other place where principal of, and interest on, any Notes is payable an office or agency where notices and demands to or upon the Guarantor in respect of the Notes, the Guarantee or this Indenture may be served. The Guarantor hereby initially designates the Corporate Trust Office as the office or agency for each such purpose. In case the Guarantor shall fail to maintain any such office or agency or shall fail to give notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

Section 3.03. Appointment to Fill a Vacancy in Office of Trustee. The Issuer and the Guarantor, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.08 a Trustee, so that there shall at all times be a Trustee hereunder.

Section 3.04. Payments. (a) In order to provide for the payment of principal of, and interest on, the Notes as the same shall become due and payable, or any redemption or purchase price of the Notes, the Issuer hereby agrees to pay or to cause to be paid to the account of the Trustee at the Corporate Trust Office, on each Interest Payment Date, the principal payment date (whether upon maturity, redemption or otherwise) or the Redemption Date pursuant to Section 12.01 (each a "Payment Date") of the Notes, on the Business Day prior to Payment Date, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, in immediately available funds, an amount which (together with any funds then held by the Trustee and available for the purpose) shall be sufficient to pay the aggregate amount of interest or principal or both, as the case may be, becoming due in respect of the Notes on such Payment Date. The Trustee shall apply such amount to the payment due on such Payment Date, and pending such application, such amounts shall be held in trust by the Trustee for the benefit of the Persons entitled thereto.

(b)     At least three Business Days prior to the first Payment Date and, if there has been any change with respect to the matters set forth in the below-mentioned certificate, at least three Business Days prior to each Payment Date thereafter, the Issuer shall furnish the Trustee with an Officers' Certificate instructing the Trustee as to any circumstances in which payments of principal of, or interest on, the Notes due on such date shall be subject to deduction or withholding for, or on account of, any Taxes described in Section 3,09 and the rate of any such deduction or withholding. If any such deduction or withholding shall be required and if the Issuer therefore becomes liable to pay Additional

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Amounts, if any, pursuant to Section 3.09 then at least three Business Days prior to each Payment Date, the Issuer will furnish the Trustee with a certificate which specifies the amount required to be withheld on such payment to holders of the Notes, and the Additional Amounts, if any, due to holders of the Notes, and at least one Business Day prior to such Payment Date, will pay to the Trustee such Additional Amounts, if any, as shall be required to be paid to such holders.

(c)     Whenever the Issuer shall appoint a Paying and Transfer Agent other than the Trustee for the purpose of paying amounts due in respect of the Notes, it will cause such Paying and Transfer Agent to execute and deliver to the Trustee an instrument substantially in the form of Exhibit G hereto in which such agent shall agree with the Issuer, among other things, to be bound by and observe the provisions of this Indenture (including the Notes). The Issuer will cause each Paying and Transfer Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying and Transfer Agent shall agree with the Trustee,

(i)     that it will hold all sums received by it as such Paying and Transfer Agent for the payment of the principal of, or interest on, the Notes (whether such sums have been paid to it by or on behalf of the Issuer or by any other obligor on the Notes or the Guarantee) in trust for the benefit of the holders of the Notes or of the Trustee;

(ii)     that it will give the Trustee written notice of any failure by the Issuer (or by any other obligor on the Notes or the Guarantee) to make any payment of the principal, or interest on, the Notes and any other payments to be made by or on behalf of the Issuer under this Indenture, when the same shall be due and payable; and

(iii)     that it will pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of a failure referred to in clause (ii) above.

Payment of interest on Notes may, at the option of the Issuer, be made by check mailed to the address of the Person entitled thereto as it appears in the Register.

The Trustee, in its capacity as the principal Paying and Transfer Agent, shall arrange with all other Paying and Transfer Agents for the payment, solely from funds furnished by the Issuer to the Trustee or to any Paying and Transfer Agent pursuant to this Indenture, of the principal of, or interest on, the Notes.

Anything in this Section 3.04 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying and Transfer Agent hereunder, as

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required by this Section 3.04 and such sums shall be held by the Trustee upon the trusts herein contained. If the Paying and Transfer shall pay all sums held in trust to the Trustee as required under this Section, the Paying and Transfer Agent shall have no further liability for the money so paid over to the Trustee.

Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 8.05.

Section 3.05. Noteholders' Lists. If and so long as the Trustee shall not be the Registrar, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Notes pursuant to Section 312 of the Trust Indenture Act at such times as the Trustee may request in writing, within thirty days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 3.06. Statement as to Compliance; Notice of Default; Provision of Information. (a) The Issuer and the Guarantor will deliver to the Trustee, within 180 days after the end of each fiscal year ending after the date hereof, an Officers' Certificate of the Issuer or the Guarantor, as the case may be, stating whether, to such office's knowledge, the Issuer or the Guarantor, as the case may be, is in compliance with all covenants and conditions to be complied with by it under this Indenture. For purposes of this Section 3.06, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)     The Issuer and the Guarantor shall notify the Trustee in writing of the occurrence of any Event of Default or any condition or event which, with the giving of notice, lapse of time or any other condition or any combination of the foregoing, would, unless cured or waived, become an Event of Default within thirty Business Days of its occurrence.

(c)     So long as the Notes and the Guarantee related thereto remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, the Guarantor will furnish, upon the request of any Holder or any holder of a beneficial interest in a Note, such information as is specified in paragraph (d)(4) of Rule 144A, to such Holder or beneficial owner or to a prospective purchaser of the Note or interest therein who is a Q1B, in order to permit compliance by such Holder or beneficial owner with Rule 144A in connection with the resale of the Note or beneficial interest therein in reliance on Rule 144A unless, at the time of such request, the Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or is included in the list of foreign private issuers that claim exemption from the registration requirements of Section 12(g) of the Exchange Act (and therefore is required to

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furnish the Commission certain information pursuant to Rule 12g3-2(b) under the Exchange Act).

(d)     For so long as such information is not otherwise publicly available, the Guarantor will furnish to the Trustee and to each Holder, in English, the annual audited consolidated financial statements of the Guarantor for its most recent calendar year (or, at its option, most recent fiscal year), commencing with the year ended December 31, 2005, not later than four months after the date upon which the financial period ended, and its interim unaudited consolidated financial statements for the first six months of such calendar or fiscal year, commencing with the six-month period ended June 30, 2005, not later than three months after the end of that six-month period. Such annual audited consolidated financial statements or interim unaudited consolidated financial statements, as the case may be, shall include a period-to-period comparison to the relevant period of the prior year.

Section 3.07. Limitation on Liens. The Guarantor will not, and will not permit any of its Principal Subsidiaries (other than Listed Principal Subsidiaries) to create, incur, assume or permit to exist any Lien upon any of its property or assets, now owned or hereafter acquired, to secure any Indebtedness of the Guarantor or such Principal Subsidiary (or any guarantee or indemnity in respect thereof) without, in any such case, making effective provision whereby the Guarantee will be secured either at least equally and ratably with such Indebtedness or by such other Lien as shall have been approved by the Holders of not less than a Majority in aggregate principal amount of the Notes at the time Outstanding pursuant to the procedures set forth in Article 7 herein, for so long as such Indebtedness will be so secured, unless, after giving effect thereto, the aggregate outstanding principal amount of all such secured Indebtedness (excluding that of Listed Principal Subsidiaries and their respective Subsidiaries) entered into after the date hereof would not exceed 50% of the Guarantor's Adjusted Consolidated Net Worth.

The foregoing restriction will not apply to:

(a)     Liens existing on or prior to the date hereof;

(b)     Liens for taxes or assessments or other applicable governmental charges or levies;

(c)     Liens created or arising by operation of law or created in the ordinary course of business, including, but not limited to, landlords' liens and statutory liens of carriers, warehousemen, mechanics, materialmen, vendors and other liens securing amounts which are not more than 60 days overdue or which are being contested in good faith;

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(d)     Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts or undertakings, performance and return of money bonds, interconnection, access or resale agreements with other telecommunications companies or organizations, and similar obligations;

(e)     easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Guarantor and such Principal Subsidiaries;

(f)     Liens created on any property or assets acquired, leased or developed (including improved, constructed, altered or repaired) after the date hereof; provided, however, that (i) any such Lien shall be confined to the property or assets acquired, leased or developed (including improved, constructed, altered or repaired); (ii) the principal amount of the debt encumbered by such Lien shall not exceed the cost of the acquisition or development of such property or assets or any improvements thereto (including any construction, repair or alteration) or thereon and (iii) any such Lien shall be created concurrently with or within three years following the acquisition, lease or development (including construction, improvement, repair or alteration) of such property or assets;

(g)     rights of set off of a financial institution with respect to deposits or other accounts of the Guarantor or such Principal Subsidiary held by such financial institution in an amount not to exceed the aggregate amount owed to such financial institution by the Guarantor or such Principal Subsidiary, as the case may be;

(h)     Liens on documents and the goods they represent in connection with letters of credit, trade finance and similar transactions entered into in the ordinary course of business;

(i)     Liens arising in connection with industrial revenue, development or similar bonds or other indebtedness or means of project financing (not to exceed the value of the project financed and limited to the project financed);

(j)     Liens in favor of the Guarantor or any Principal Subsidiary;

(k)     leases, subleases, licenses and sublicenses granted to third parties in the ordinary course of business;

(1)     attachment, judgment and other similar Liens arising in connection with court proceedings which are effectively stayed while the underlying claims are being contested in good faith by appropriate proceedings;

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(m)     any Lien against any property or assets of a Person existing at the time such Person becomes a Principal Subsidiary or arising after such acquisition pursuant to contractual commitments entered into prior to and not in contemplation of such acquisition;

(n)     any Lien existing on any property or assets prior to the acquisition thereof, which Lien was not created in connection with the acquisition thereof, except for Liens permitted pursuant to clause (f) above;

(o)     Liens on any property or assets of the Guarantor or any such Principal Subsidiary in favor of any government or any subdivision thereof, securing the obligations of the Guarantor or such Principal Subsidiary under any contract or payment owed to such governmental entity pursuant to applicable laws, rules, regulations or statutes;

(p)     Liens created in connection with any sale and leaseback transaction;

(q)     any renewal or extension of any of the Liens described in the foregoing clauses which is limited to the original property or assets covered hereby; or

(r)     Liens in respect of Indebtedness with respect to which the Guarantor or any Principal Subsidiary has paid money or deposited money or securities with a fiscal agent, trustee or depository to pay or discharge in full the obligations of the Guarantor and its Subsidiaries in respect thereof (other than the obligations that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full).

Section 3.08. Limitation on Issuer's Activities. For so long as the Notes are outstanding, the Issuer will conduct no business or any other activities other than the offering, sale or issuance of indebtedness and the lending of the proceeds thereof to the Guarantor and any other activities in connection therewith; provided that upon any merger of the Issuer into the Guarantor or of the Guarantor into the Issuer, this Section 3.08 shall no longer apply.

Section 3.09. Payment Of Additional Amounts. All payments of principal and interest made by the Issuer in respect of the Notes and made by the Guarantor in respect of the Intercompany Loan, and all payments pursuant to the Guarantee, shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the British Virgin Islands or Hong Kong or any authority therein or thereof having power to tax ("Taxes"), unless such withholding or deduction of such Taxes is required by law or by the interpretation or administration thereof. In that event, the Issuer or the Guarantor, as applicable, shall pay such additional amounts ("Additional Amounts") as will result in receipt by the holders of the Notes or the Issuer in respect of the

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Intercompany Loan, as the case may be, of such amounts as would have been payable to such holders or the Issuer, as the case may be, had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

(a)     in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection between the holder or beneficial owner of a Note or the Guarantee, as the case may be, and the British Virgin Islands or Hong Kong or any political subdivision or any authority thereof or therein or any territory or possession thereof or area subject to its jurisdiction, as the case may be, otherwise than merely holding such Note or the Guarantee or receiving principal or interest in respect thereof;

(b)     in respect of any Note or the Guarantee presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the "relevant date" in relation to any Note or the Guarantee means (i) the due date for payment thereof and (ii) if the full amount payable on such due date has not been received in The City of New York by the Trustee on or prior to such due date, the first date on which such full amount has been so received and notice to that effect has been given to the holders of the Notes;

(c)     in respect of any such Taxes withheld or deducted from any payment under or with respect to any Note or Guarantee: (i) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive or (ii) presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent in a Member State of the European Union;

(d)     in respect of any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Note or the Guarantee;

(e)     in respect of any such Taxes that would not have been so imposed, deducted or withheld if the holder or beneficial owner of a Note or the Guarantee or the beneficial owner of any payment on such Note or the Guarantee had (i) made a declaration of non-residence or any other claim or filing for exemption to which it is entitled or (ii) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the British Virgin Islands or Hong Kong of such holder or beneficial owner of such Note or the Guarantee

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(provided that (x) such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law of the British Virgin Islands or Hong Kong as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of the British Virgin Islands or Hong Kong, the holder of such Note or the Guarantee at that time has been notified by the Issuer, the Guarantor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made);

(f)     in respect of any payment under or with respect to a Note or the Guarantee to any holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, Note or Guarantee, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment, Note or Guarantee would not have been entitled to such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such Note or Guarantee;

(g)     in respect of any estate, inheritance, gift, sales, excise, transfer or personal property tax or similar tax, assessment or governmental charge; or

(h)     any combination of items (a) through (g) above.

Whenever there is mentioned, in any context, the payment of principal or interest in respect of any Note, the Intercompany Loan or the Guarantee, such mention shall be deemed to include the payment of Additional Amounts provided for herein or in the Intercompany Loan, as the case may be, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant hereto or in the Intercompany Loan, as the case may be.

The foregoing provisions in this Section 3.09 shall apply in the same manner with respect to the jurisdiction in which any successor Person to the Issuer (including any entity substituted in place of the Issuer, or of any previous substituted company, pursuant to Section 3.12) or the Guarantor is organized or any authority therein or thereof having the power to tax (a "Successor Jurisdiction"), substituting such Successor Jurisdiction for the British Virgin Islands or Hong Kong, as the case may be.

Section 3.10. Payment of Stamp Duty and Other Taxes. Except as otherwise provided by the terms of this Indenture, the Issuer or the Guarantor, as applicable, will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes, the Guarantee or any other document or instrument referred to herein, excluding any

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such taxes, charges or similar levies imposed by any jurisdiction outside of the British Virgin Islands and Hong Kong. However, neither the Issuer, the Trustee nor the Guarantor will be required to pay those taxes resulting from, or required to be paid in connection with, the enforcement of the Notes or the Guarantee or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

Section 3.11. Waiver of Certain Covenants. The Issuer or the Guarantor may omit in any particular instance to comply with any covenant or condition of this Indenture with respect to Notes (other than a covenant or condition which under Article 7 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby) if, before or after the time for such compliance, the Holders of not less than a Majority in aggregate principal amount of the Notes at the time Outstanding shall, by an Act of such Holders, waive such compliance in such instance with such covenant or condition with respect to Notes. No such waiver shall extend to or affect such covenant or condition with respect to Notes except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantor and the duties of the Trustee in respect of any such covenant or condition with respect to Notes shall remain in full force and effect.

Any such waivers will be conclusive and binding on all holders of the Notes, whether or not they have given consent to such waivers, and on all future holders of the Notes, whether or not notation of such waivers is made upon the Notes. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note,

Section 3.12. Substitution. Subject to the amendment of this Indenture pursuant to Section 7.01 and such other conditions as the Trustee may require, the Trustee may agree, but without consent of the Holders of the Notes (if the Trustee is satisfied that to do so would not be materially prejudicial to the interests of the holders of the Notes, as evidenced by the delivery of an Opinion of Counsel to the Trustee to that effect), to the substitution of certain other subsidiaries of PCCW in place of the Issuer, or of any previous substituted company, as principal debtor under this Indenture and the Notes, provided that such substituting entity shall also have delivered to the Trustee an opinion of U.S. tax counsel of recognized standing to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such substitution and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would be the case as if such substitution had not occurred.

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ARTICLE 4

REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON EVENT OF DEFAULT

Section 4.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default. "Event of Default" with respect to Notes wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)     failure to pay principal of any Note within five Business Days after the due date for such payment;

(b)     failure to pay interest on any Note within 30 days after the due date for such payment;

(c)     failure to perform any other covenant or agreement of the Guarantor or the Issuer herein, and such failure continues for 60 days after there has been given, by registered or certified mail, to the Guarantor or the Issuer, as the case may be, by the Trustee or by the holders of at least 25% in aggregate principal amount of the Notes then outstanding (with a copy to the Trustee) a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

(d)     the Guarantee shall cease to be in full force or effect or the Guarantor shall deny or disaffirm its obligations under the Guarantee;

(e)     (i) failure to pay upon final maturity (after giving effect to the expiration of any applicable grace period therefor) the principal of any Indebtedness of the Issuer, the Guarantor or any Principal Subsidiary, (ii) acceleration of the maturity of any Indebtedness of the Issuer, the Guarantor or any Principal Subsidiary following a default by the Issuer, the Guarantor or such Principal Subsidiary, if such Indebtedness is not discharged, or such acceleration is not annulled, within 10 days after receipt of the written notice as provided herein, or (iii) failure to pay any amount payable by the Issuer, the Guarantor or any Principal Subsidiary under any guarantee or indemnity in respect of any Indebtedness of any other Person if such obligation is not discharged or otherwise satisfied within 10 days after receipt of written notice as provided herein; provided, however, that no such event set forth in clause (i), (ii) or (iii) shall constitute an Event of Default unless the aggregate outstanding Indebtedness to which all such events relate exceeds US$30,000,000 (or its equivalent in any other currency);

(f)     a decree or order by a court having jurisdiction shall have been entered under any applicable bankruptcy, insolvency, reorganization or other similar law: (i) for relief in respect of the Issuer, the Guarantor or any Principal

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Subsidiary of the Issuer or the Guarantor, as the case may be, in an involuntary case of winding up or bankruptcy proceeding under applicable law or (ii) adjudging the Issuer, the Guarantor or any such Principal Subsidiary of the Issuer or the Guarantor, as the case may be, bankrupt or insolvent, or seeking reorganization, winding up, arrangement, adjustment or composition of or in respect of the Issuer, the Guarantor or any such Principal Subsidiary of the Issuer or the Guarantor, as the case may be, under applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer, the Guarantor or any such Principal Subsidiary of the Issuer or the Guarantor, as the case may be, or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

(g)     the Issuer, the Guarantor or any Principal Subsidiary of the Issuer or the Guarantor, as the case may be, institutes a voluntary case or proceeding under applicable bankruptcy, insolvency, reorganization or similar law, or any other case or proceedings to be adjudicated bankrupt or insolvent, or the Issuer, the Guarantor or any Principal Subsidiary of the Issuer or the Guarantor, as the case may be, files a petition or answer or consent seeking reorganization or relief under applicable bankruptcy, insolvency, reorganization or similar law, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Issuer, the Guarantor or any such Principal Subsidiary of the Issuer or the Guarantor, as the case may be, or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any such action.

Section 4.02. Acceleration of Maturity; Rescission. If an Event of Default (other than an Event of Default described in clauses (f) and (g) of Section 4.01) with respect to the Notes shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding by written notice to the Issuer and the Guarantor (and to the Trustee if the notice is given by such Holders) may declare the unpaid principal amount of the Notes and any accrued and unpaid interest thereon (and any Additional Amounts payable in respect thereof) to be due and payable immediately upon receipt of such notice. Notwithstanding the foregoing, in the event of an Event of Default specified in clauses (f) and (g) of Section 4.01, the unpaid principal amount of all the Notes then Outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other act on the part of the Trustee or any Holder of Notes, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of at least a Majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Issuer, the Guarantor and the Trustee, may rescind and annul such declaration of

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acceleration if (a) the Issuer or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay (i) ail sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5,06, (ii) all overdue interest on all Notes, (iii) the principal of any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been waived as provided in Section 4.11 or cured. No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 4.03. Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer and the Guarantor, jointly and severally, covenant that in case there shall be a Default (a) in the payment of any interest (including Additional Amounts) on any Note when such interest shall have become due and payable, and such Default shall have continued for a period of five Business Days or (b) in the payment of all or any part of the principal upon the occurrence and continuance of an Event of Default of any Notes when the same shall have become due and payable, whether upon maturity or by declaration or otherwise, then upon demand of the Trustee, the Issuer and/or the Guarantor will pay to the Trustee for the benefit of the Holders of the Notes the whole amount that then shall have become due and payable on all such Notes at the time Outstanding for principal upon the occurrence and continuance of an Event of Default or interest (including Additional Amounts), as the case may be, plus interest on overdue principal, overdue interest at the rate per annum which would otherwise be borne by the Notes at such time (to the extent permitted by law), and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

In case the Issuer and the Guarantor shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer and the Guarantor upon the Notes and collect in the manner provided by law out of the property of the Issuer and the Guarantor, wherever situated, the monies adjudged or decreed to be payable.

In case of any judicial proceeding with respect to the Issuer or the Guarantor (or any other obligor upon the Notes), its or their property or its or their creditors, the Trustee shall be entitled and empowered, by intervention in such

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proceeding or otherwise, to take any and all actions in order to have claims of the Noteholders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, Trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee.

All rights of action and of asserting claims under this Indenture or any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Noteholders.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture), the Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholders parties to any such proceedings.

Section 4.04. Application of Proceeds. Any monies collected by the Trustee with respect to the Notes pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal or interest, upon presentation of the several Notes and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under Section 5.06 with respect to Notes;

SECOND: In case the principal of the Notes shall not have become due and payable, to the payment of overdue interest (including Additional Amounts) in Default, ratably to the Persons entitled thereto;

THIRD: In case the principal of the Notes shall have become due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes for principal and interest, with interest upon the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate of interest specified in the Notes; and, in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest of the Notes; and

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FOURTH: To the payment of the remainder, if any, to the Issuer.

Section 4.05. Suits for Enforcement. In case an Event of Default with respect to Notes has occurred and has not been waived by the holders of Notes in accordance with this Indenture and is continuing, the Trustee at the direction of the Noteholders, and upon offer of security or indemnity reasonably satisfactory to it from such Noteholders in accordance with Section 5.02(e), will proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual based upon an Opinion of Counsel to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by applicable law.

Section 4.06. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right of Holders of Notes under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case the Issuer, the Guarantor and the Trustee, subject to such determination, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Guarantor, the Trustee and the holders of Notes shall continue as though no such proceedings had been taken.

Section 4.07. Limitations on Suits by Noteholders. Except as provided in Section 4.08, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or a Trustee, or for any other remedy hereunder or under the Notes, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to Notes; (b) the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in the Trustee's own name; (c) such Holder or Holders of Notes shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense satisfactory to it; (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a Majority in principal amount of the Outstanding Notes; it being understood and intended, and being expressly covenanted by every Noteholder with every other Noteholder and the Trustee, that no one or more Noteholder shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture or of the Notes to affect, disturb or prejudice the rights of any other Noteholders or to obtain priority over or preference to any other such Noteholder, or to enforce any right under this Indenture or under the Notes, except in the manner herein provided and for the

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equal, ratable and common benefit of all Noteholders. For the avoidance of doubt, the limitations set forth in this Section 4.07 do not apply to a suit instituted by a bolder of a Note for the enforcement of the right to receive payment of the principal of or interest on such Note on or after the applicable due date specified in such Note.

Section 4.08. Right of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, each Noteholder shall have the right to (a) receive payment of principal of, and interest on, its Note on the stated maturity or stated maturities expressed in such Note and (b) institute suit for the enforcement of any such payment, and such right shall not be impaired or adversely affected without such Holder's consent.

Section 4.09. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by applicable law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Noteholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.07 every power and remedy given by this Indenture or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 4.10. Control by Noteholders. Subject to Section 5.02(e), the holders of a Majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture, with respect to Notes; provided, however, that such direction shall not be otherwise than in accordance with applicable law and the provisions of this Indenture, and provided, further, that the Trustee may at its discretion take any action deemed proper by the Trustee and which is not inconsistent with such direction by Noteholders.

Section 4.11. Waiver of Past Defaults, Subject to Section 4.02, the Holders of not less than a Majority in principal amount of Notes at the time Outstanding, by notice to the Trustee, may, on behalf of all Holders of Notes, waive any existing or past Default or Event of Default and its consequences under

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this Indenture with respect to Notes, except a continuing Default or Event of Default (a) in the payment of principal of, or interest on (or Additional Amount payable in respect of), any Note then Outstanding or (b) in respect of a covenant or provision hereof which may not be modified or amended without the consent of the Holder of each Note then Outstanding affected thereby in accordance with Section 7.02. When a Default or an Event of Default is waived, it is deemed cured and shall cease to exist and shall be deemed not to have occurred (for every purpose of this Indenture or otherwise) and the Issuer, the Guarantor, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right thereon,

Any such waivers will be conclusive and binding on all holders of the Notes, whether or not they have given consent to such waivers, and on all future holders of the Notes, whether or not notation of such waivers is made upon the Notes. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note.

Section 4.12. Payments after a Default. Upon the occurrence and continuance of an Event of Default and the subsequent declaration by the Trustee that the principal of all the Notes is due and payable immediately, the Trustee may by notice in writing (a) to the Issuer, the Guarantor and any Paying and Transfer Agent, require each Paying and Transfer Agent to deliver all Notes and all monies, documents and records held by them with respect to the Notes to the Trustee or as the Trustee otherwise directs in such notice; and (b) require any Paying and Transfer Agent to act as agent of the Trustee under this Indenture and the Notes, and thereafter to hold all Notes and all monies, documents and records held by it in respect of the Notes to the order of the Trustee.

Section 4.13. Waiver of Stay or Extension Laws. Each of the Issuer and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.14. Trustee May Filed Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 5.06) and the Holders allowed in any judicial proceeding relative to the Issuer or the Guarantor, its creditors or its

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property and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon conversion or exchange of Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payment directly to the Holders, to pay to the Trustee any amount due to it under Section 5.06. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in such proceeding.

ARTICLE 5

CONCERNING THE TRUSTEE

Section 5.01. Duties and Responsibilities of the Trustee during Default; Prior to Default. The Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If Event of Default has occurred and is continuing, the Trustee shall use the same degree of care and skill in its exercise of the rights and powers vested in it by this Indenture, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct.

Except that:

(a)     prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

(i)      the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)     in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements,

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certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)     the Trustee shall not be liable for any error of judgement made in good faith by a responsible officer or responsible officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(c)     the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in principal amount of the Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

Section 5.02. Certain Rights of the Trustee. Subject to Section 5.01:

(a)     the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)     before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. In addition, in determining the compliance of the Issuer or the Guarantor with the financial covenants set forth herein, the Trustee may rely on the certificate delivered to the Trustee pursuant to 3.06(a);

(c)     the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in

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respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)     any request, direction, order or demand of the Issuer or the Guarantor mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer or the Guarantor, as the case may be;

(e)     the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(f)     the Trustee shall not be liable for any action taken, suffered, or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(g)     the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians (including, without limitation, one or more authenticating agents) or attorneys not regularly in its employ and the Trustee shall not be responsible for any negligence or misconduct on the part of any such agent, nominee, custodian or attorney appointed with due care by it hereunder;

(h)     prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper document unless requested in writing so to do by the Holders of not less than a Majority in aggregate principal amount of the Notes then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand;

(i)     none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur liability (financial or

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otherwise) in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or adequate indemnity reasonably satisfactory to it against such liability is not assured to it;

(j)     the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct; and

(k)     the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities, unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Securities.

Section 5.03. Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes and the Guarantee, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer and the Guarantor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes or the Guarantee. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds thereof.

Section 5.04. Trustee and Agents May Hold Notes; Collections. The Trustee, Registrar, Paying and Transfer Agent or any other agent of the Issuer, the Guarantor or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Registrar, Paying and Transfer Agent or such other agent and may otherwise deal with the Issuer or the Guarantor and receive, collect, hold and retain collections from the Issuer or the Guarantor with the same rights it would have if it were not the Trustee or such agent.

Section 5.05. Monies Held by Trustee. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. The Trustee shall not be under any liability to any Person for interest on any monies received by it hereunder except as it may agree in writing with the Issuer and the Guarantor.

Section 5.06. Compensation, Reimbursement and Indemnification of Trustee and Its Prior Claim. Each of the Issuer and the Guarantor, jointly and severally, covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation as agreed among the Issuer, the Guarantor and the Trustee (which shall not be limited by any provision of law in

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regard to the compensation of a Trustee of an express trust) and each of the Issuer and the Guarantor covenants and agrees to pay or reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by or on behalf of it in connection with the execution and delivery of this Indenture and in accordance with any of the provisions of this Indenture or any documents executed by the Trustee in connection herewith, including the reasonable compensation and expenses of its counsel and of all agents and other Persons not regularly in its employ except any such expense, disbursement or advance as may arise from its negligence or willful misconduct.

To the extent not already covered by Section 4.03 and the preceding paragraph, each of the Issuer and the Guarantor, jointly and severally, also covenants to indemnify the Trustee and its officers, directors, employees, representatives and agents and each predecessor Trustee for, and to hold it and its officers, directors, employees, representatives and agents harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of (a) this Indenture or the trusts hereunder or (b) its duties hereunder or thereunder, including the reasonable costs and expenses of defending itself against or investigating any claim of liability with respect to the foregoing. The obligations of the Issuer and the Guarantor under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim and lien to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds previously deposited and held in trust for the benefit of the holders of particular Notes, and the Notes are hereby subordinated to such senior claim.

The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Without limiting the application of any other provision herein relating to indemnification, reimbursement or exculpation, the Issuer agrees to defend, indemnify and hold harmless the Trustee against any and all liabilities (including removal and remedial actions), obligations, losses, damages, penalties, claims, actions, judgements, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) imposed on or asserted against the Trustee directly or indirectly incurred without negligence or willful misconduct on its part and based on, or arising or resulting from the exercise of the Trustee's rights, duties, or powers under any of the provisions of this Indenture regardless of when any such matters arise. The provisions of this

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Section 5.06 shall survive the resignation or removal of the Trustee, the termination of this Indenture or any termination under any bankruptcy law or similar law.

If the Trustee incurs expenses or renders services after the occurrence of an Event of Default, such expenses and the compensation due to the Trustee are intended to constitute expenses of administration under Chapter 11 of the U.S. Bankruptcy Code or any applicable law for the relief of debtors.

To secure each of the Issuer's and Guarantor's payment obligations in this Section 5.06. the Trustee shall have a lien prior to the Notes on alt assets or money held or collected by the Trustee, in its capacity as Trustee, excepts assets or moneys held in trust to pay principal of or interest on particular Notes.

Section 5.07. Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation, a bank or trust company organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least US$50,000,000, subject to supervision and examination by Federal or State authority and having an established place of business in the Borough of Manhattan, The City of New York. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, shall resign immediately in the manner and with the effect hereinafter specified in this Article 5.

Section 5.08. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee may at any time resign by giving not less than 60 days' written notice of resignation to the Issuer and the Guarantor and by mailing notice thereof by first-class mail to Noteholders at their last addresses as they shall appear on the Register. Upon receiving such notice of resignation, the Issuer and the Guarantor shall promptly appoint a successor Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

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(b)     In case at any time any of the following shall occur:

(i)     the Trustee shall cease to be eligible in accordance with the provisions of Section 5.07 and shall fail to resign after written request therefor by or on behalf of the Issuer or by any such Noteholder; or

(ii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer or the Guarantor may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer or the Guarantor, as the case may be, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

(c)     The holders of a Majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and appoint a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Issuer and the Guarantor the evidence provided for in Section 6.01 of the action in that regard taken by the Noteholders.

(d)     Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to any of the provisions of this Section become effective upon acceptance of appointment by the successor Trustee as provided in Section 5.09.

Section 5.09. Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed as provided in Section 5.08 shall execute and deliver to the Issuer and the Guarantor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. Upon request of any such successor Trustee, the Issuer and the Guarantor shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a

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prior claim and Lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 5.06.

Upon acceptance of appointment by a successor Trustee as provided in this Section 5.09, the Issuer shall mail notice thereof by first-class mail to the Holders of Notes at their last addresses as they shall appear in the Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.08. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 5.10. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.07 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. This Section 5.10 shall also apply to any agency appointments under which the Trustee serves pursuant to the terms of this Indenture.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force as provided in the Notes or in this Indenture as the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.11. Compliance with Back-up Withholding and Information Reporting. The Trustee shall comply with all U.S. federal back-up withholding and information reporting requirements applicable to any payment under the Notes or the Guarantee (including the collection of IRS Form W-8 ECI, IRS Form W-8 BEN, and IRS Form W-9, as the case may be, and the filing of IRS Form 1099 and IRS Form 1096).

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Section 5.12. Other Capacities.

(a)     It is understood and agreed by all parties that the Trustee and Affiliates of the Trustee may from time to time extend commitments to or have loans or other obligations outstanding to the Issuer or Affiliates of the Issuer.

The Trustee shall have no liability merely by virtue of the existence of any of the relationships described in paragraph (a) of this Section, than by reason of its negligence or wilful misconduct.

(b)     Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as Registrar, Paying and Transfer Agent and (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Paying and Transfer Agent and Registrar.

ARTICLE 6

CONCERNING THE NOTEHOLDERS

Section 6.01. Evidence of Action Taken by Noteholder. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are received by a Responsible Officer of the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.01 and 5.02) conclusive in favor of the Trustee, the Issuer and the Guarantor, if made in the manner provided in this Article,

Section 6.02. Proof of Execution of Instruments and of Holdings of Notes. Subject to Sections 5.01 and 5.02, the execution of any instrument by a Noteholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee, The holding of Notes for purposes of this Indenture shall be proved by the Register maintained pursuant to Section 2.05, The Issuer may set a record date for purposes of determining the identity of holders of Notes entitled to vote or consent to any action referred to in Section 6.0] which record date may be set at any time or from time to time by written notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than ten days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions

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hereof, only holders of Notes of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

Section 6.03. Registered Owners to Be Treated as Owners. The Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee shall deem and treat any Person in whose name any Note shall be registered upon the Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Note and for all other purposes; and none of the Issuer, the Guarantor, the Trustee or any agent of the Issuer, the Guarantor or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 6.04. Notes Owned by the Issuer or the Guarantor Deemed Not Outstanding. A Note does not cease to be Outstanding because the Issuer or the Guarantor or an Affiliate thereof holds such Note; provided, however, that in determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or the Guarantor or any other obligor upon the Notes or any Affiliate of the Issuer or the Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's rights so to act with respect to such Notes and that the pledgee is not the Issuer, the Guarantor or any Affiliate thereof. Subject to the forgoing, only Notes Outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 4 and 7).

Section 6.05. Rights of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6,01 of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes or of the percentage of votes cast specified in this Indenture in connection with such action, any Holder of a Note the serial number of which is shown by the evidence to be included among the serial numbers of the Notes the holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, otherwise in accordance with the applicable rules of the Depositary, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Holder of any Note shall be conclusive and binding upon such

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Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Note, Except as otherwise set forth herein, any action taken by the Holders of the percentage in aggregate principal amount of the Notes or of the percentage of votes cast specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Guarantor, the Trustee and the Holders of all the Notes.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.01. Supplemental Indentures without Consent of Noteholders. Without the consent of the Holders of Notes, the Issuer, the Guarantor and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(i)     to cure any ambiguity or to cure, correct or supplement any provision contained herein or in the Notes or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in the Notes or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture, the Notes or under any supplemental indenture in any manner necessary or desirable and which shall not materially adversely affect the rights of the Noteholders;

(ii)     to evidence the succession of another Person to the Issuer or the Guarantor and the assumption by any such successor of the covenants of the Issuer or the Guarantor herein and in the Notes;

(iii)    to evidence the Merger of another Person into the Issuer or the Guarantor, or the Issuer or the Guarantor into another Person, and to provide for the assumption by the surviving Person in a Merger effected in accordance with Section 10.01.

(iv)    to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

(v)     to make any change that does not materially adversely affect the rights of any Holder of Notes;

(vi)    to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets pursuant to the requirements of Sections 3.07 and 10.01(c); and

(vii)   to issue Additional Notes under Section 2.09;

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(viii)    to add to the covenants of the Issuer or the Guarantor further covenants, restrictions, conditions or provisions for the protection of the Holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a Default in respect of any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture or in the Notes as herein set forth; provided that, in respect of any additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Noteholders upon such an Event of Default or may limit the right of the Holders of a Majority in aggregate principal amount of the Notes at the time Outstanding to waive such Event of Default.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities hereunder or otherwise.

Any supplemental indenture authorized by the provisions of this Section 7.01 may be executed without the consent of the Noteholders at the time Outstanding, notwithstanding any of the provisions of Section 7.02.

Section 7.02. Supplemental Indentures with Consent of Noteholders. With the consent (evidenced as provided in Article 6 of the Holders of not less than a Majority in aggregate principal amount of the Notes at the time Outstanding, the Issuer, the Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture with respect to the Notes or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Note affected thereby,

(i)     change the Stated Maturity of the Notes;

(ii)    reduce the principal amount of or payments of interest on any Notes;

(iii)    change any obligation of the Issuer or the Guarantor to pay Additional Amounts with respect to Notes;

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(iv)    change the currency or place of payment of the principal of or interest on the Notes;

(v)     impair the right to institute suit for the enforcement of any payment due on or with respect to the Notes;

(vi)    reduce the above stated percentage of outstanding Notes necessary to modify or amend this Indenture;

(vii)   reduce the percentage of the aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults;

(viii)   change, in any manner adverse to the interest of holders of the Notes, the terms and provisions of the Guarantee in respect of the due and punctual payment of principal of and interest on the Notes; or

(ix)      modify any of the provisions of this Section 7.02, Section 4.11 or Section 3.11, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby.

It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof. Upon the request of the Issuer and the Guarantor, accompanied by a copy of the supplemental indenture and upon the filing with the Trustee of evidence of the consent of Noteholders and other documents, if any, required by Sections 6.01 and 7.04, the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this Section, Issuer at its expense shall mail a notice thereof by first-class mail to the Noteholders at their address as they shall appear on the Register, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 7.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture and the Notes, as applicable, shall be and be deemed to be modified and amended in

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accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantor and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 7.04. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, shall be entitled to receive, in addition to the documents required by Section 11.06, one or more Officers' Certificate or Certificates and Opinion or Opinions of Counsel as conclusive evidence that any supplemental indenture is authorized or permitted by this Indenture in connection with the execution and delivery of such supplemental indenture by the Issuer and the Guarantor, that all requisite governmental consents in Hong Kong, the British Virgin Islands and any Successor Jurisdiction have been obtained or no such consents are required, and stating that such supplemental indenture constitutes the legal, valid and binding obligation of the Issuer and Guarantor, enforceable against them in accordance with its terms except as such enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principle (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

Section 7.05. Notation on Notes in Respect of Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article bear a notation in form and manner approved by the Issuer as to any matter provided for by such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer at its expense, and, upon written order of the Issuer, authenticated by the Trustee and delivered in exchange for the Notes at the time Outstanding.

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01. Discharge of Issuer's Obligations. (a) Subject to paragraph (b), the Issuer's obligations under the Notes and this Indenture, and the Guarantor's obligations under the Guarantee and this Indenture, will terminate if:

(i) all Notes previously authenticated and delivered (other than (A) destroyed, lost or stolen Notes that have been replaced or (B) Notes that are paid pursuant to Section 3.01 or (C) Notes for whose payment money or U.S. Government Obligations have been held in trust and then

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repaid to the Issuer pursuant to Section 8.05 have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder; or

(ii)    (A)     the Notes mature within one year, or all of them are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for giving the notice of redemption,

(B)     the Issuer or the Guarantor irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money in U.S. Dollars or U.S. Government Obligations or a combination thereof sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

(C)     no Default with respect to the Notes has occurred and is continuing on the date of the deposit,

(D)     the deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound, and

(E)     the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b)     After satisfying the conditions in clause (i), only the Issuer's and the Guarantor's obligations under Section 5.06 will survive. After satisfying the conditions in clause (ii), only the Issuer's and the Guarantor's obligations in Article 2 and Sections 3.01, 3,02, 5.06, 5,09, 8.05, 8.06 and 11.12 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Issuer's and the Guarantor's obligations under the Notes and this Indenture other than the surviving obligations,

Section 8.02. Legal Defeasance. The Issuer and the Guarantor will be deemed to have paid and will be discharged from its obligations in respect of the Notes and this Indenture as it applies to the Notes, other than its obligations in Article 2 and Sections 3.01, 3.02, 5.06, 5.09, 8.05, 8.06 and 11.12, and the Guarantor's obligations under the Guarantee will terminate, provided that the following conditions have been satisfied:

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(i)     The Issuer and the Guarantor have irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money in U.S. Dollars or U.S. Government Obligations or a combination thereof sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes (and any Additional Amounts in respect thereof) to maturity or redemption, as the case may be; provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(ii)     No Default with respect to Notes has occurred and is continuing on the date of the deposit.

(iii)    The deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound.

(iv)    The Issuer has delivered to the Trustee (A) either (x) a ruling received by the Issuer or the Guarantor, as the case may be, from the U.S. Internal Revenue Service or (y) an opinion in writing signed by independent legal counsel of recognized standing with respect to U.S. federal income tax matters, in each case to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and legal defeasance by the Issuer or the Guarantor and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, legal defeasance and discharge had not occurred and, in the case of subclause (y) in this Section 8.02(iv), such opinion of counsel must be based upon a ruling received by the Issuer or Guarantor, as the case may be, from the U. S. Internal Revenue Service (a copy of which ruling shall accompany such opinion), a ruling published by the U.S. Internal Revenue Service or a change in applicable U.S. federal income tax taw after the date hereof, and (B) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) Noteholders (other than British Virgin Islands persons and Hong Kong persons, respectively) will not recognize withholding or deduction of Taxes under the laws of the British Virgin Islands or Hong Kong or any political subdivision or any authority thereof or therein or any territory or possession thereof or area subject to its jurisdiction, as the case may be, or any Successor Jurisdiction thereto as a result of the defeasance.

(v)    The Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all

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conditions precedent provided for herein relating to the defeasance have been complied with,

The Trustee upon request will acknowledge in writing the discharge of the Issuer's and the Guarantor's obligations under the Notes and this Indenture except for the surviving obligations specified above.

Section 8.03. Covenant Defeasance. The Issuer's and the Guarantor's obligations set forth in Sections 3.07 through 3.08 inclusive and clause (c) of Section 10.01, and the Guarantor's obligations under the Guarantee, will terminate, and clause (c), as it applies to the Notes, and (d) of Section 4.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

(a)     The Issuer has complied with clauses (i), (ii), (iii), (iv)(B)(x) and (y) and (v) of Section 8.02; and

(b)     The Issuer has delivered to the Trustee (i) either (x) a ruling received by the Issuer or the Guarantor, as the case may be, from the U.S. Internal Revenue Service or (y) an opinion in writing signed by independent legal counsel of recognized standing with respect to U.S. federal income tax matters, in each case to the effect that beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance by the Issuer or the Guarantor and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, covenant defeasance and discharge had not occurred, and (ii) an Opinion of Counsel to the effect that Noteholders (other than British Virgin Islands persons and Hong Kong persons, respectively) will not recognize withholding or deduction of Taxes under the laws of the British Virgin Islands or Hong Kong or any political subdivision or any authority thereof or therein or any territory or possession thereof or area subject to its jurisdiction, as the case may be, or any Successor Jurisdiction thereto as a result of such covenant defeasance.

Except as specifically stated above, none of the Issuer's and the Guarantor's obligations under this Indenture will be discharged.

Section 8.04. Application of Trust Money. Subject to Section 8.05 the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law,

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Section 8.05. Repayment to the Issuer. Subject to Sections 5.06, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Issuer upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money, The Trustee will pay to the Issuer upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Issuer publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look solely to the Issuer for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 and 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Issuer makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from me money or U.S. Government Obligations held in trust.

ARTICLE 9

GUARANTEE

Section 9.01. Guarantee. (a) The Guarantor hereby irrevocably and unconditionally guarantees to each Noteholder and to the Trustee on behalf of each Noteholder the due and punctual payment of the principal of and interest on, and all other amounts payable under (including any Additional Amounts payable in respect of), the Notes when and as the same shall become due and payable, whether on the Stated Maturity, upon acceleration, by call for redemption or otherwise, in accordance with the terms of such Note and of this Indenture. The Guarantor hereby waives its right to require the Trustee to pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under the Guarantee. The Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof, interest thereon and all other amounts payable thereunder (including any Additional Amounts payable in respect thereof), if any, on, the Note guaranteed thereby and all other amounts payable under this Indenture with respect to such Note. If at any time any amount paid on a Note is rescinded or must otherwise be restored, the rights of the

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Holders of the Notes under the Guarantee will be reinstated with respect to such payment as though such payment had not been made. In case of the failure of the Issuer punctually to pay any such principal or interest the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

(b)     The Guarantor hereby agrees that its obligations under the Guarantee shall be as if it were principal obligor and not merely surety, and shall be enforceable irrespective of any invalidity, irregularity or unenforceability of the Note or this Indenture, any failure to enforce the provisions of any Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Noteholders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantor increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the Stated Maturity of any amount thereon or thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer (including, for the avoidance of doubt, any right which the Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, or interest on, or any other amounts payable under, each Note prior to recourse against the Guarantor or its assets), protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon and all other amounts payable thereunder (including any Additional Amounts payable in respect thereof). If at any time any amount paid under such Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or return as though such payment had become due but had not been made at such time.

Section 9.02. Subrogation. The Guarantor shall be subrogated to all rights of the Noteholder against the Issuer in respect of any amounts paid to such Noteholder by the Guarantor pursuant to the provisions of the Guarantee.

Section 9.03. Ranking. The Guarantee (a) is a direct, unconditional, unsubordinated and unsecured obligation of the Guarantor and (b) ranks at least pari passu in right of payment with all other unsecured and unsubordinated obligations of the Guarantor now or hereafter outstanding (other than obligations preferred by applicable law) and senior in priority of payment and in all other

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respects to all other obligations of the Guarantor that are designated as subordinate or junior in right of payment to the Guarantee.

ARTICLE 10

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER; ASSUMPTION

Section 10.01. Issuer or the Guarantor may Consolidate, Etc., Only on Certain Terms. Neither the Guarantor nor the Issuer may consolidate with or merge into any other Person in a transaction in which the Guarantor or the Issuer, as the case may be, is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (the consummation of any such event, a "Merger"), unless:

(a)     any Person formed by such consolidation or into which the Guarantor or the Issuer, as the case may be, is merged or to whom the Guarantor or the Issuer, as the case may be, has conveyed, transferred or leased its properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the jurisdiction of its organization and such Person expressly assumes by an indenture supplemental to this Indenture all the obligations of the Issuer or the Guarantor under this Indenture, the Notes or the Guarantee, as the case may be;

(b)     immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(c)     if, as a result of the transaction, property of the Guarantor or any of its Subsidiaries would become subject to a Lien that would not be permitted under Section 3.07 above, the Guarantor, the Issuer or such successor Person takes such steps as shall be necessary to secure the Notes and the Guarantee at least equally and ratably with the Indebtedness secured by such Lien or by such other Lien as shall have been approved by holders of the Notes as provided in Section 7.02.

In connection with any consolidation, merger, conveyance, transfer or lease contemplated hereby, the Issuer or the Guarantor, as the case may be, shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

Section 10.02. Successor Corporation Substituted. Upon any Merger in accordance with Section 10.01 the successor corporation formed by such Merger

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shall succeed to and be substituted for, and may exercise every right and power of, the Issuer or the Guarantor, as the case may be, including, but not limited to Sections 3.09 and 12.01 under this Indenture, with the same effect as if such successor corporation had been named as the Issuer or the Guarantor, as the case may be, herein, and thereafter, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, the Notes and the Guarantee.

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.01. Ranking. The Notes (a) are direct, unconditional, unsubordinated and unsecured obligations of the Issuer and (b) rank at least pari passu in right of payment with all other unsecured and unsubordinated obligations of the Issuer now or hereafter outstanding {other than obligations preferred by applicable law) and senior in priority of payment and in all other respects to all other obligations of the Issuer that are designated as subordinate or junior in right of payment to the Notes.

Section 11.02. Officers and Directors of Issuer, the Guarantor and the Trustee Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note or the Guarantee, or because of any indebtedness evidenced thereby, shall be had against any officer, director, shareholder or trustee of the Issuer or the Guarantor or the Trustee or of any successor, either directly or through the Issuer or the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the holders thereof and as part of the consideration for the issue of the Notes.

Section 11.03. Provisions of Indenture for the Sole Benefit of Parties and Noteholders. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and their successors and the holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Notes.

Section 11.04. Successors and Assigns of Issuer and the Guarantor Bound by Indenture. Ail the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer or the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 11.05. Notices and Demands on Trustees and Noteholders. Any notice or demand which by any provision of this Indenture is required or

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permitted to be given or served by the Trustee or by the Holders to or on the Issuer or the Guarantor may be given or served by facsimile transmission or by recognized international courier (except as otherwise specifically provided herein) addressed (until another address is filed by the Issuer or the Guarantor with the Trustee) to PCCW-HKT Telephone Limited, Attention: Company Secretary; fax: +852-2962-5725. Any such notice or demand (a) if sent by international courier as provided above shall be deemed to have been given, made or served 72 hours after such notice or demand is delivered to such courier addressed as aforesaid or (b) if given by facsimile transmission, when such facsimile is transmitted to the telephone number specified in this paragraph and telephonic confirmation of receipt thereof is received. Any notice, direction, request or demand by or on behalf of the Issuer or any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, when received at 452 Fifth Avenue, New York, New York 10018 (fax: (212) 525-1300), attention: Corporate Trust.

Any documents required to be provided to the Trustee pursuant to Section 3.05 or 3.06 shall be deemed to have been mailed or otherwise forwarded to the Trustee (i) if sent by international courier to the Corporate Trust Office and postmarked as of a date no later than the date on which such document is required to be provided or (ii) if given by facsimile transmission in accordance with the immediately preceding paragraph on such date.

Where this Indenture provides for notice to Holders, such notice shall be validly given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid (or, if first class mail is unavailable, by airmail), to each Holder entitled thereto, at his last address as it appears in the Register (or the first named of joint Holders) and will be deemed to have been given on the fourth Business Day after the date of mailing. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, the temporary suspension of publication or general circulation of any newspaper or otherwise, it shall be impossible, or in the opinion of the Trustee upon prior consultation with the Issuer impracticable, to mail or publish notice to the Issuer and Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

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Section 11.06. Officers' Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or demand by or on behalf of the Issuer or the Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Issuer or the Guarantor, as the case may be, shall, at the request of the Trustee, furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that each person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of Authorized Officers of the Issuer or Authorized Officers of the Guarantor may be based, insofar as it relates to legal mailers, upon a certificate or opinion of or representations by counsel, unless each such Person knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the" same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer or the Guarantor, as the case may be, upon the certificate, statement or opinion of or representations by Authorized Officers of the Issuer or Authorized Officers of the Guarantor, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of Authorized Officers of the Issuer or Authorized Officers of the Guarantor, as the case may be, or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer or the Guarantor, as the case may be, unless such officer or counsel, as the

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case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent or registered firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

The Trustee shall make available to any Noteholder as soon as practicable at its Corporate Trust Office or at the office of any Paying and Transfer Agent, upon request and upon presentation by such Holder of such evidence of its ownership of its Note or Notes as may be satisfactory to the Trustee, copies of all certificates delivered to the Trustee by the Issuer and the Guarantor pursuant to Section 3.06.

Section 11.07. Payments Due on Non-Business Days. In any case in which the Payment Date shall not be a Business Day, then payment of principal or interest need not be made on such date but may be made on the next succeeding Business Day. Any payment made pursuant to this Section 11.07 on such next succeeding Business Day shall have the same force and effect as if made on me due date, and no interest shall accrue with respect to such payment for the period from and after such date that is not a Business Day to the next succeeding Business Day.

Section 11.08. Governing Law; Consent to Jurisdiction; Waiver of Immunities. (a) This Indenture and the Notes (and the Guarantee endorsed thereon) shall be construed in accordance with and governed by the laws of the State of New York.

(b)     Each of the Issuer and the Guarantor hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan, New York City over any suit, action or proceeding arising out of or relating to this Indenture or any Note or the Guarantee. Each of the Issuer and the Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Issuer or the Guarantor, as the case may be, has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Issuer or the Guarantor, as the case may be, irrevocably waives such immunity in respect of its obligations hereunder or under any Note or the Guarantee, as applicable. Each of the Issuer and the Guarantor agrees that final judgment in any such suit, action or proceeding brought in such a court shall be

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conclusive and binding upon the Issuer or the Guarantor, as the case may be, and, to the extent permitted by applicable law, may be enforced in any court to the jurisdiction of which the Issuer or the Guarantor, as the case may be, is subject by a suit upon such judgment or in any manner provided by law, provided that service of process is effected upon the Issuer or the Guarantor, as the case may be, in the manner specified in the following subsection or as otherwise permitted by applicable law.

(c)     As long as any of the Notes remain Outstanding, each of the Issuer and the Guarantor will at all times have an authorized agent in New York City, upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture, any Note or the Guarantee. Service of process upon such agent and written notice of such service mailed or delivered to the Issuer or the Guarantor, as the case may be, shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Issuer or the Guarantor, as the case may be, in any such legal action or proceeding. Each of the Issuer and the Guarantor hereby appoints Corporation Service Company as its agent for such purpose, and covenants and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036-6710. Notwithstanding the foregoing, the Issuer or the Guarantor may, with prior written notice to the Trustee, terminate the appointment of Corporation Service Company and appoint another agent for the above purposes so that the Issuer and the Guarantor shall at all times have an agent for the above purposes in New York City.

(d)     Each of the Issuer and the Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any suit, action or proceeding (including appeals) arising out of or relating to this Indenture or any Note or Guarantee, the posting of any bond or the furnishing, directly or indirectly, of any other security.

Section 11.09. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.10. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 11.11. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

66

Section 11.12. Indemnification for Judgment Currency Fluctuations. To the fullest extent permitted by applicable law, the obligations of the Guarantor or the Issuer to any Holder of Notes hereunder or under the Notes, as the case may be, shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than U.S. dollars (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such Holder or the Trustee, as the case may be, of any amount in the Judgment Currency, such Holder or the Trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Holder or the Trustee, as the case may be, in the Agreement Currency, the Guarantor and the Issuer jointly and severally agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Holder or the Trustee, such Holder or the Trustee, as the case may be, agrees to pay to or for the account of the Guarantor or the Issuer, as the case may be, such excess, provided that such Holder shall not have any obligation to pay any such excess as long as a Default by the Guarantor or the Issuer in its obligations hereunder or under the Notes has occurred and is continuing, in which case such excess may be applied by such Holder to such obligations,

ARTICLE 12

REDEMPTION OR REPURCHASE OF NOTES

Section 12.01. Redemption for Taxation Reasons. The Notes may be redeemed at any time, at the option of the Issuer, as a whole but not in part, upon notice as set forth in Section 12.02 at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption, if any, if (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the British Virgin Islands or Hong Kong, as the case may be, (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the applicable Successor Jurisdiction) or any political subdivision or taxing authority thereof or therein having power to tax, or any change in or amendment to, any official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of this Indenture (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the date on which such successor Person to the Issuer or the Guarantor, as the case may be, became such pursuant to the applicable provisions of this Indenture), either (x) the Issuer, the Guarantor or any such successor Person to the Issuer or the Guarantor, as the case may be, is, or would be, obligated to pay Additional Amounts upon the next

67

payment of principal or interest in respect of the Notes or the Guarantee or (y) the Guarantor or any such successor Person to the Guarantor is, or would be, obligated to pay Additional Amounts upon the next payment of principal or interest in respect of the Intercompany Loan and (b) such obligation cannot be avoided by the Issuer, the Guarantor or any such successor Person to the Issuer or the Guarantor, as the case may be, taking reasonable measures available to it. Prior to the giving of any notice of redemption of the Notes pursuant to the foregoing, the Issuer or any such successor Person to the Issuer shall deliver to the Trustee a notice of such redemption election, an opinion in writing signed by independent legal counsel of recognized standing to the Issuer, the Guarantor or any such successor Person to the Issuer or the Guarantor, as the case may be, to the effect that the Issuer, the Guarantor or any such successor Person to the Issuer or the Guarantor, as the case may be, is, or would become, obligated to pay such Additional Amounts as described in clause (a) as the result of such change or amendment, and an Officers' Certificate of the Issuer, the Guarantor or any such successor Person to the Issuer or the Guarantor, as the case may be, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by the Issuer, the Guarantor or any such successor Person to the Issuer or the Guarantor, as the case may be, taking reasonable measures available to it.

Section 12.02. Notice of Tax Redemption. Notice of redemption of the Notes as provided in Section 12.01 shall be given not less than 30 nor more than 60 days prior to the date fixed for redemption; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer, the Guarantor or any such successor Person to the Issuer or the Guarantor, as the case may be, would be required to pay Additional Amounts if a payment in respect of the Notes or in respect of the Intercompany Loan, as the case may be, was then due. Notice having been given, the Notes shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest to the date fixed for redemption, at the place or places of payment and in the manner as described in Section 12.03, From and after the Redemption Date, if moneys for the redemption of the Notes shall have been made available as provided herein for redemption on the Redemption Date, the Notes shall cease to bear interest, and the only right of the holders of the Notes shall be to receive payment of the redemption price and interest accrued to the date of redemption.

Section 12.03. Payment of Notes Called for Redemption. If notice of redemption has been given as provided in Section 12.02, Notes shall become due and payable on the Redemption Date at the applicable redemption price and on and after said date (unless the Issuer shall Default in the payment of such Note at the redemption price), interest on the Notes so called for redemption shall cease to accrue and such Notes shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the

68

redemption price thereof. On presentation and surrender of such Notes at the Corporate Trust Office or the office of any Paying and Transfer Agent on such date, said Notes shall be paid and redeemed by the Issuer at the applicable redemption price.

Notwithstanding any provision to the contrary in this Section 12.03 if any Note surrendered for redemption shall not be so paid upon surrender, the principal shall bear interest from the date fixed for redemption at the rate specified in such Note until such principal shall have been paid.

Section 12.04. Repurchase. The Issuer, the Guarantor and any of the Guarantor's Subsidiaries may, in accordance with all applicable laws and regulations, at any time purchase the Notes in the open market or otherwise at any price. If purchases are made by tender, such tender must be made available to all holders of the Notes alike.

69

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of July 20, 2005.

PCCW-HKT CAPITAL NO.3 LIMITED,
as Issuer

By:
Name:
Title:

PCCW-HKT TELEPHONE LIMITED,
as Guarantor

By: ______________
Name:
Title:

HSBC BANK USA, NATIONAL
ASSOCIATION, as Trustee

By: _____________________________
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of July 20, 2005.

PCCW-HKT CAPITAL NO.3 LIMITED,
as Issuer

By:
Name:
Title:

PCCW-HKT TELEPHONE LIMITED,
as Guarantor

By: ____________________________
Name:
Title:

HSBC BANK USA, NATIONAL
ASSOCIATION, as Trustee

By:
Name: Herawattee Alli
Title: Assistant Vice President

EXHIBIT A

FORM OF FACE OF CERTIFICATED NOTE

PCCW-HKT CAPITAL NO.3 LIMITED

THIS NOTE AND THE GUARANTEE RELATED TO THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTES EXCEPT (A) IF SUCH PURCHASER IS AN INITIAL PURCHASER, (I) TO THE GUARANTOR OR THE ISSUER OR ANY SUBSIDIARY THEREOF, (II) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (B) IF SUCH PURCHASER IS A SUBSEQUENT PURCHASER OF AN INTEREST IN THE 144A GLOBAL NOTE, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY NOTES OTHERWISE THAN AS DESCRIBED IN (A) ABOVE OR (C) BELOW, THE ISSUER, THE GUARANTOR OR THE TRUSTEE MAY, IN CIRCUMSTANCES THAT ANY OF THEM DEEMS APPROPRIATE, REQUIRE EVIDENCE, IN ADDITION TO THAT OTHERWISE REQUIRED, AS TO COMPLIANCE WITH ANY SUCH EXEMPTION) OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT IT WILL NOTIFY EACH PURCHASER OF THIS NOTE FROM IT OF THE ABOVE RESTRICTIONS AND OF THIS LEGEND.

No.	U.S. $

PCCW-HKT CAPITAL N0.3 LIMITED

5.25% GUARANTEED NOTES DUE 2015

Certificated Note

Unconditionally Guaranteed by

PCCW-HKT TELEPHONE LIMITED

PCCW-HKT Capital No.3 Limited, a British Virgin Islands corporation (the "Issuer"), for value received, hereby promises to pay to___________or registered assigns, upon surrender hereof the principal sum of __________________________ UNITED STATES DOLLARS (U.S.$___________ ) on July 20, 2015, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof, and to pay interest in arrear on January 20 and July 20 of each year (each an "Interest Payment Date"), commencing January 20, 2006, on said principal sum at the rate of 5.25% per annum, subject to adjustment from time to time pursuant to the immediately following paragraph. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including July 20, 2005 until payment of said principal sum has been made or duly provided for. Such payments shall be made exclusively in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

Principal of this Note will be payable against surrender of this Note at the Corporate Trust Office of the Trustee in New York City or, subject to applicable laws and regulations, at the office outside of the United States of any Paying and Transfer Agent, by U.S. dollar check drawn on, or by wire transfer in immediately available funds to a U. S. dollar account maintained by the registered holder with, a bank in New York City. Payment of interest on this Note will be made to the person or persons in whose name this Note is registered at the close of business on the preceding January 6 and July 6, respectively (the "Interest Record Date"), whether or not such day is a Business Day, notwithstanding the cancellation of this Note upon any transfer or exchange hereof subsequent to the Interest Record Date and prior to such Interest Payment Date. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months each. Payment of interest on this Note will be made (i) by U.S. dollar check drawn on a bank in New York City mailed to the address of the Noteholder as such address shall appear in the Register or (ii) upon application by a Noteholder of at least $1,000,000 in aggregate principal amount of Notes to the Paying and Transfer Agent not later than five days prior to the relevant Interest Record Date, by wire transfer in immediately available funds to a U.S. dollar account maintained by the Noteholder with a bank in New York City.

In any case where the payment of principal of or interest on the Notes is due on a date that is not a Business Day, then payment of principal of or interest on the Notes shall be made on the next succeeding Business Day and no interest shall accrue with respect to such payment for the period from and after such date that is not a Business Day to such next succeeding Business Day.

Subject to certain exceptions as set forth in the Indenture, all payments of principal of, or interest on, this Note shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the British Virgin Islands or Hong Kong or any authority therein or thereof having power to tax ("Taxes"), unless such withholding or deduction of such Taxes is required by law or by the interpretation or administration thereof. In that event, the Issuer or the Guarantor, as applicable, shall pay such additional amounts as will result in receipt by the holders of the Notes of such amounts as would have been payable to them had no such withholding or deduction of such Taxes been required.

Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

PCCW-HKT CAPITAL NO.3 LIMITED

By: ______________________________________
Name:
Title:

Guarantee

PCCW-HKT Telephone Limited (the "Guarantor") hereby unconditionally guarantees to the holder of the Note upon which this Guarantee is endorsed and to the Trustee on behalf of each Noteholder the due and punctual payment of the principal of, and interest on, and all other amounts payable under, each Note provided for pursuant to the Indenture and the terms of such Note when and as the same shall become due and payable, whether at the Stated Maturity, upon acceleration, by call for redemption or otherwise, in accordance with the terms of such Note and of the Indenture. The Guarantor hereby expressly waives its right to require the Trustee to pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under the Guarantee. The Guarantee will not be discharged with respect to any Note except by payment in full of the principal thereof and interest thereon. In case of the failure of the Issuer punctually to pay any such principal, or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer,

Subject to certain exceptions as set forth in the Indenture, the Guarantor hereby further agrees that all payments under this Guarantee shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the British Virgin Islands or Hong Kong or any authority therein or thereof having power to tax ("Taxes"), unless such withholding or deduction of such Taxes is required by law or by the interpretation or administration thereof. In that event, the Guarantor shall pay such additional amounts as will result in receipt by the holders of the Notes of such amounts as would have been payable to them had no such withholding or deduction of such Taxes been required.

The obligations of the Guarantor to the holder of this Note and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 9 of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature of one of its authorized officers.

PCCW-HKT TELEPHONE LIMITED

By: ______________________________________
Name:
Title:

Certificate of Authentication

This is one of the Certificated Notes and the Guarantee described in the within-mentioned Indenture,

HSBC BANK USA, NATIONAL
ASSOCIATION, as Trustee

By: _______________________________________
Name:
Title: Authorized Officer

FORM OF REVERSE OF CERTIFICATED NOTE

This Note is one of a duly authorized issue of debt securities of PCCW-HKT Capital No.3 Limited (the "Issuer"), issued under an Indenture (the "Indenture") dated as of July 20, 2005 among the Issuer, PCCW-HKT Telephone Limited, as Guarantor (the "Guarantor"), and HSBC Bank USA, National Association, as Trustee (the "Trustee"). The holders of the Notes (the "Noteholders") will be entitled to the benefits of, be bound by and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee in New York City and the offices of the Paying and Transfer Agent listed at the bottom of the Reverse of this Note. This Note is initially limited in aggregate principal amount upon Stated Maturity to US$__________. Capitalized terms used herein and in the Guarantee endorsed hereon but not defined have the meanings ascribed to such terms in the Indenture.

The Notes and the Guarantee will (i) be direct, unconditional, unsubordinated and unsecured obligations of the Issuer and the Guarantor, respectively, (ii) rank at least pari passu in. right of payment with all other unsecured and unsubordinated obligations of the Issuer and the Guarantor, respectively, and (iii) be senior in priority of payment and in all other respects to all other obligations of the Issuer and the Guarantor, respectively, that are designated as subordinated or junior in right of payment to the Notes and the Guarantee, as the case may be.

Each Note will be fully guaranteed by a direct, unconditional and irrevocable obligation of the Guarantor to pay the principal of, and accrued and unpaid interest and Additional Amounts, if any, on, the Notes and all other amounts payable under the Indenture when and as the same shall become due and payable.

The Notes will be issued in definitive, fully registered form without interest coupons in minimum denominations of US$100,000 and integral multiples of US$1,000 in excess thereof. The Notes will not be issued in bearer form, The Notes, and transfers thereof and of beneficial interests therein, shall be registered as provided in the Indenture. Any Person in whose name a Note shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Note, regardless of any notice of ownership, theft or loss or of any writing thereon.

Subject to the terms and conditions as more fully set forth in the Indenture, the Notes may be redeemed at any time, at the option of the Issuer, as a whole but not in part, upon notice as set forth in Section 12.02 at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption, if any, if (i) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the British Virgin Islands or Hong Kong, as the case may be, (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the applicable Successor Jurisdiction) or any political subdivision or taxing authority thereof or therein having power to tax, or any change in or amendment to, any official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of the Indenture, (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the date on which such successor Person to the Issuer or the Guarantor, as the case may be, became such pursuant to the applicable provisions of the Indenture), either (x) the Issuer, the Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, is or would be, obligated to pay Additional Amounts upon the next payment of principal or interest in respect of the Notes or the Guarantee or (y) the Guarantor or any such successor Person to the Guarantor is, or would be, obligated to pay Additional Amounts upon the next payment of principal or interest in respect of the Intercompany Loan and (ii) such obligation cannot be avoided by the Issuer, the Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, taking reasonable measures available to it. Prior to the giving of any notice of redemption of the Notes pursuant to the foregoing, the Issuer or any such successor Person to the Issuer shall deliver to the Trustee a notice of such redemption election, an opinion in writing signed by independent legal counsel of recognized standing to the Issuer, Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, to the effect that the Issuer, the Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, is, or would become, obligated to pay such Additional Amounts as described in clause (i) as the result of such change or amendment, and an Officers' Certificate (as defined in the Indenture) of the Issuer, Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by the Issuer, the Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, taking reasonable measures available to it.

Except as otherwise provided in the Indenture, in case an Event of Default (as defined in the Indenture) with respect to Notes shall have occurred and be continuing, the principal of all the Notes Outstanding may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a Majority in aggregate principal amount of the Notes then Outstanding and that, prior to any such declaration, such Noteholders may waive any past or existing default or Event of Default under the Indenture and its consequences except (i) a continuing default in the payment of principal of, or interest on, the Notes then Outstanding, or (ii) any default or Event of Default with respect to certain covenants or provisions in the Indenture which may not be modified without the consent of the Holder of each Note. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Note which may be issued in exchange or substitution hereafter, whether or not any notation thereof is made upon this Note or such other Notes.

The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a Majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such modification or amendment may, without the consent of the holder of each such Note affected thereby, (i) change the Stated Maturity of the Notes; (ii) reduce the principal amount of or payments of interest on any Notes; (iii) change any obligation of the Issuer or the Guarantor to pay Additional Amounts with respect to Notes; (iv) change the currency or place of payment of the principal of or interest on the Notes; (v) impair the right to institute suit for the enforcement of any payment due on or with respect to the Notes; (vi) reduce the above stated percentage of outstanding Notes necessary to modify or amend the Indenture; (vii) reduce the percentage of the aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change, in any manner adverse to the interest of holders of the Notes, the terms and provisions of the Guarantee in respect of the due and punctual payment of principal of and interest on the Notes; or (ix) modify such provisions with respect to modification and waiver; provided, that no consent of any Noteholder is required in connection with the execution of a supplemental indenture not requiring the consent of the Noteholders pursuant to Section 7.01 of the Indenture or in connection with a consolidation, amalgamation, merger, conveyance or transfer under the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, times, and rate, and in the currency, herein prescribed.

At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

Upon due presentment for registration of transfer of this Note at the above-mentioned office or agency of the Issuer, a new Note or Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee, may (to the fullest extent permitted by applicable law) deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

TRUSTEE, PAYING AND TRANSFER AGENT AND REGISTRAR

Trustee

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018

Attention: Corporate Trust

Principal Paving and Transfer Agent and Registrar

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018

Attention: Corporate Trust

EXHIBIT B

[TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

In connection with any transfer of this Note:

[Check One]

  (a) this Note is being transferred to the Issuer; or

 (b) this Note is being transferred pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933 (the "Securities Act") and, accordingly, the undersigned does hereby further certify that this Note is being transferred to a Person that the undersigned reasonably believes is purchasing this Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States;

 (c) this Note is being transferred pursuant to and in accordance with Regulation S and:

(A)   the offer of this Note was not made to a Person in the United States;

(B)   either:

(i)   at the time the buy order was originated, the transferee was outside the United States or the undersigned and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(ii)   the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(C)    no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(D)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or

 (d) this Note is being transferred in a transaction permitted by Rule 144;

  (e) the undersigned did not purchase this Note as part of the initial distribution thereof and the transfer is being effected pursuant to and in accordance with an applicable exemption (other than (a) through (d) above) from the registration requirements under the Securities Act and the undersigned has delivered to the Trustee such additional evidence that the Issuer, the Guarantor or the Trustee may require as to compliance with such available exemption,

If none of the foregoing boxes are checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer or registration set forth herein and in Section 2.07 of the Indenture shall have been satisfied.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (b) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

EXHIBIT C

FORM OF RESTRICTED GLOBAL NOTE

PCCW-HKT CAPITAL NO.3 LIMITED

"THIS NOTE AND THE GUARANTEE RELATED TO THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTES EXCEPT (A) IF SUCH PURCHASER IS AN INITIAL PURCHASER, (I) TO THE GUARANTOR OR THE ISSUER OR ANY SUBSIDIARY THEREOF, (II) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (B) IF SUCH PURCHASER IS A SUBSEQUENT PURCHASER OF AN INTEREST IN THE 144A GLOBAL NOTE, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY NOTES OTHERWISE THAN AS DESCRIBED IN (A) ABOVE OR (C) BELOW, THE ISSUER, THE GUARANTOR OR THE TRUSTEE MAY, IN CIRCUMSTANCES THAT ANY OF THEM DEEMS APPROPRIATE, REQUIRE EVIDENCE, IN ADDITION TO THAT OTHERWISE REQUIRED, AS TO COMPLIANCE WITH ANY SUCH EXEMPTION) OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT IT WILL NOTIFY EACH PURCHASER OF THIS NOTE FROM IT OF THE ABOVE RESTRICTIONS AND OF THIS LEGEND."

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR FN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO, HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED FN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

No. ________	CUSIP No. ________
ISIN No. _________

PCCW-HKT CAPITAL NO.3 LIMITED

RESTRICTED GLOBAL NOTE

representing up to US$__________

5.25% Guaranteed Notes Due 2015

Unconditionally Guaranteed by

PCCW-HKT TELEPHONE LIMITED

PCCW-HKT Capital No.3 Limited, a British Virgin Islands corporation (the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon surrender hereof the principal sum set forth in Schedule I hereto on July 20, 2015, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof, and to pay interest in arrear on January 20 and July 20 of each year (each an "Interest Payment Date"), commencing January 20, 2006 on said principal sum at the rate of 5.25% per annum, subject to adjustment from time to time pursuant to the immediately following paragraph. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including July 20, 2005, until payment of said principal sum has been made or duly provided for, Such payments shall be made exclusively in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Note is being deposited with DTC acting as depository, and registered in the name of Cede & Co., a nominee of DTC. Cede & Co., as holder of record of this Note, shall be entitled to receive payments of principal and interest, other than principal and interest due at the maturity date. Payment of interest on this Note will be made (i) by U.S. dollar check drawn on a bank in New York City mailed to the registered holder at its registered address or (ii) by wire transfer in immediately available funds to a U.S. dollar account maintained by the registered holder with a bank in New York City.

Principal of this Note will be payable against surrender of this Note at the Corporate Trust Office of the Trustee in New York City or, subject to applicable laws and regulations, at the office outside of the United States of any Paying and Transfer Agent, by U.S. dollar check drawn on, or by wire transfer in immediately available funds to a U.S. dollar account maintained by the registered holder with, a bank in New York City. Payment of interest on this Note will be made to the person in whose name this Note is registered at the close of business on the preceding January 6 and July 6, respectively (the "Interest Record Date"), whether or not such day is a Business Day, except as otherwise provided in the Indenture, notwithstanding the cancellation of this Note upon any transfer or exchange hereof subsequent to the Interest Record Date and prior to such Interest Payment Date.

In any case where the payment of principal of or interest on the Notes is due on a date that is not a Business Day, then payment of principal of or interest on the Notes shall be made on the next succeeding Business Day and no interest shall accrue with respect to such payment for the period from and after such date that is not a Business Day to such next succeeding Business Day.

Subject to certain exceptions as set forth in the Indenture, payments of principal of, or interest on, this Note shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the British Virgin Islands or Hong Kong or any authority therein or thereof having power to tax ("Taxes"), unless such withholding or deduction of such Taxes is required by law or by the interpretation or administration thereof. In that event, the Issuer or the Guarantor, as applicable, shall pay such additional amounts as will result in receipt by the holders of the Notes of such amounts as would have been payable to them had no such withholding or deduction of such Taxes been required.

Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: _________________

PCCW-HKT CAPITAL NO.3 LIMITED

By:____________________________
Name:
Title:

Guarantee

PCCW-HKT Telephone Limited (the "Guarantor") hereby unconditionally guarantees to the holder of the Note upon which this Guarantee is endorsed and to the Trustee on behalf of each Noteholder the due and punctual payment of the principal of, and interest on, and all other amounts payable under, this Note, when and as the same shall become due and payable, whether at the Stated Maturity date, upon acceleration, by call for redemption or upon repurchase or otherwise, in accordance with the terms hereof and of the Indenture, The Guarantor hereby expressly waives its right to require the Trustee to pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under this Guarantee, This Guarantee will not be discharged with respect to this Note except by payment in full of the principal thereof and accrued and unpaid interest and Additional Amounts, if any, hereon. In case of the failure of the Issuer punctually to pay any such principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption or upon repurchase or otherwise, and as if such payment were made by the Issuer.

Subject to certain exceptions as set forth in the Indenture, the Guarantor hereby further agrees that all payments under this Guarantee shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the British Virgin Islands or Hong Kong or any authority therein or thereof having power to tax ("Taxes"), unless such withholding or deduction of such Taxes is required by law or by the interpretation or administration thereof. In that event, the Guarantor shall pay such additional amounts as will result in receipt by the holders of the Notes of such amounts as would have been payable to them had no such withholding or deduction of such Taxes been required.

The obligations of the Guarantor to the holder of this Note and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 9 of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of this Guarantee.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature of one of its authorized officers.

PCCW-HKT TELEPHONE LIMITED

By: ______________________________________
Name:
Title:

Certificate of Authentication

This is one of the Global Notes and the Guarantee described in the within-mentioned Indenture.

HSBC BANK USA, NATIONAL
ASSOCIATION, as Trustee

By: _______________________________________
Name:
Title: Authorized Officer

FORM OF REVERSE OF RESTRICTED GLOBAL NOTE

This Note is one of a duly authorized issue of debt securities of PCCW-HKT Capital No,3 Limited (the "Issuer"), issued under an Indenture (the "Indenture") dated as of My 20, 2005 among the Issuer, PCCW-HKT Telephone Limited, as Guarantor (the "Guarantor"), and HSBC Bank USA, National Association, as Trustee (the "Trustee"). The holders of the Notes (the "Noteholders") will be entitled to the benefits of, be bound by and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee in New York City and the offices of the Paying and Transfer Agent listed at the bottom of the reverse of this Note. This Note is initially limited in aggregate principal amount to US$ _________. Capitalized terms used herein and in the Guarantee endorsed hereon but not defined have the meanings ascribed to such terms in the Indenture.

The Notes and the Guarantee will (i) be direct, unconditional, unsubordinated and unsecured obligations of the Issuer and the Guarantor, respectively, (ii) rank at least pari passu in right of payment with all other unsecured and unsubordinated obligations of the Issuer and the Guarantor, respectively, and (iii) be senior in priority of payment and in ail other respects to all other obligations of the Issuer and the Guarantor, respectively, that are designated subordinated or junior in right of payment to the Notes and the Guarantee, as the case may be.

Each Note will be fully guaranteed by a direct, unconditional and irrevocable obligation of the Guarantor to pay the principal of, and accrued and unpaid interest and Additional Amounts, if any, on, the Notes and all other amounts payable under the Indenture when and as the same shall become due and payable.

The Notes will be issued in definitive, fully registered form without interest coupons in minimum denominations of US$100,000 and integral multiples of US$1,000 in excess thereof. The Notes will not be issued in bearer form. The Notes, and transfers thereof and of beneficial interests therein, shall be registered as provided in the Indenture. Any Person in whose name a Note shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Note, regardless of any notice of ownership, theft or loss or of any writing thereon.

Subject to the terms and conditions as more fully set forth in the Indenture, the Notes may be redeemed at any time, at the option of the Issuer, as a whole but not in part, upon notice as set forth in Section 12.02 at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption, if any, if (i) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the British Virgin Islands or Hong Kong, as the case may be, (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the applicable Successor Jurisdiction) or any political subdivision or taxing authority thereof or therein having power to tax, or any change in or amendment to, any official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of the Indenture, (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the date on which such successor Person to the Issuer or the Guarantor, as the case may be, became such pursuant to the applicable provisions of the Indenture), either (x) the Issuer, the Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, is or would be, obligated to pay Additional Amounts upon the next payment of principal or interest in respect of the Notes or the Guarantee or (y) the Guarantor or any such successor Person to the Guarantor is, or would be, obligated to pay Additional Amounts upon the next payment of principal or interest in respect of the Intercompany Loan and (ii) such obligation cannot be avoided by the Issuer, the Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, taking reasonable measures available to it. Prior to the giving of any notice of redemption of the Notes pursuant to the foregoing, the Issuer or any such successor Person to the Issuer shall deliver to the Trustee a notice of such redemption election, an opinion in writing signed by independent legal counsel of recognized standing to the Issuer, Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, to the effect that the Issuer, the Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, is, or would become, obligated to pay such Additional Amounts as described in clause (i) as the result of such change or amendment, and an Officers' Certificate (as defined in the Indenture) of the Issuer, Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by the Issuer, the Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, taking reasonable measures available to it.

Except as otherwise provided in the Indenture, in case an Event of Default (as defined in the Indenture) with respect to Notes shall have occurred and be continuing, the principal of all the Notes Outstanding may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a Majority in aggregate principal amount of the Notes then Outstanding and that, prior to any such declaration, such Noteholders may waive any past or existing default or Event of Default under the Indenture and its consequences except (i) a continuing default in the payment of principal of, or interest on, the Notes then Outstanding, or (ii) any default or Event of Default with respect to certain covenants or provisions in the Indenture which may not be modified without the consent of the Holder of each Note. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Note which may be issued in exchange or substitution hereafter, whether or not any notation thereof is made upon this Note or such other Notes.

The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a Majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such modification or amendment may, without the consent of the holder of each such Note affected thereby, (i) change the Stated Maturity of the Notes; (ii) reduce the principal amount of or payments of interest on any Notes; (iii) change any obligation of the Issuer or the Guarantor to pay Additional Amounts with respect to Notes; (iv) change the currency or place of payment of the principal of or interest on the Notes; (v) impair the right to institute suit for the enforcement of any payment due on or with respect to the Notes; (vi) reduce the above stated percentage of outstanding Notes necessary to modify or amend the Indenture; (vii) reduce the percentage of the aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change, in any manner adverse to the interest of holders of the Notes, the terms and provisions of the Guarantee in respect of the due and punctual payment of principal of and interest on the Notes; or (ix) modify such provisions with respect to modification and waiver; provided, that no consent of any Noteholder is required in connection with the execution of a supplemental indenture not requiring the consent of the Noteholders pursuant to Section 7.01 of the Indenture or in connection with a consolidation, amalgamation, Merger, conveyance or transfer permitted.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, times, and rate, and in the currency, herein prescribed.

At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

Upon due presentment for registration of transfer of this Note at the above-mentioned office or agency of the Issuer, a new Note or Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee, may (to the fullest extent permitted by applicable law) deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

TRUSTEE, PAYING AND TRANSFER AGENT AND REGISTRAR

Trustee

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018

Attention: Corporate Trust

Principal Paying and Transfer Agent and Registrar

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018

Attention: Corporate Trust

SCHEDULE 1

The following changes in the aggregate principal amount of Notes represented by this Global Note have been made:

Amount of
	decrease in	Amount of
	aggregate	increase in
	principal	aggregate
	amount of	principal	Outstanding
Date	Notes	amount of Notes	Balance	Signature

EXHIBIT D

FORM OF REGULATION S GLOBAL NOTE

PCCW-HKT CAPITAL NO.3 LIMITED

This Note will bear the following legend (unless such Note has been sold pursuant to a registration statement that has been declared effective under the U.S. Securities Act of 1933, as amended and provided that 41 days after the later of the commencement of the sale of the Notes and the Closing Date, the following legend included on the Regulation S Global Note (and each Certificated Note issued in exchange therefor) shall have no effect and may be removed by the Trustee upon direction of the Issuer, the Guarantor or a Holder of any interest in the Regulation S Global Note (and each Certificated Note issued in exchange therefor)).

THIS NOTE AND THE GUARANTEE RELATED TO THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTES EXCEPT (A) IF SUCH PURCHASER IS AN INITIAL PURCHASER, (I) TO THE GUARANTOR OR THE ISSUER OR ANY SUBSIDIARY THEREOF, (II) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (B) IF SUCH PURCHASER IS A SUBSEQUENT PURCHASER OF AN INTEREST IN THE 144A GLOBAL NOTE, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY NOTES OTHERWISE THAN AS DESCRIBED IN (A) ABOVE OR (C) BELOW, THE ISSUER, THE GUARANTOR OR THE TRUSTEE MAY, IN CIRCUMSTANCES THAT ANY OF

D-l

THEM DEEMS APPROPRIATE, REQUIRE EVIDENCE, IN ADDITION TO THAT OTHERWISE REQUIRED, AS TO COMPLIANCE WITH ANY SUCH EXEMPTION) OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT IT WILL NOTIFY EACH PURCHASER OF THIS NOTE FROM IT OF THE ABOVE RESTRICTIONS AND OF THIS LEGEND.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

No.________	CUSIP (CINS) No.________
ISIN No.________

PCCW-HKT CAPITAL NO.3 LIMITED

REGULATION S GLOBAL NOTE

representing up to

US$ ___________

5.25% Guaranteed Notes Due 2015

Unconditionally Guaranteed by

PCCW-HKT TELEPHONE LIMITED

PCCW-HKT Capital No.3 Limited, a British Virgin Islands corporation (the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon surrender hereof the principal sum set forth on Schedule I hereto on July 20, 2015, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof, and to pay interest in arrear on January 20 and July 20 of each year (each an "Interest Payment Date"), commencing January 20, 2006, on said principal sum at the rate of 5.25% per annum, subject to adjustment from time to time pursuant to the immediately following paragraph. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including July 20, 2005 until payment of said principal sum has been made or duly provided for. Such payments shall be made exclusively in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Note is being deposited with DTC acting as depository, and registered in the name of Cede & Co,, a nominee of DTC, Cede & Co., as holder of record of this Note, shall be entitled to receive payments of principal and interest, other than principal and interest due at the maturity date. Payment of interest on this Note will be made (i) by U.S. dollar check drawn on a bank in New York City mailed to the registered holder at its registered address or (ii) by wire transfer in immediately available funds to a U.S. dollar account maintained by the registered holder with a bank in New York City.

Principal of this Note will be payable against surrender of this Note at the Corporate Trust Office of the Trustee in New York City or, subject to applicable laws and regulations, at the office outside of the United States of any Paying and

Transfer Agent, by U.S. dollar check drawn on, or by wire transfer in immediately available funds to a U.S. dollar account maintained by the registered holder with, a bank in New York City. Payment of interest on this Note will be made to the person in whose name this Note is registered at the close of business on the preceding January 6 and July 6, respectively (the "Interest Record Date"), whether or not such day is a Business Day, except as otherwise provided in the Indenture, notwithstanding the cancellation of this Note upon any transfer or exchange hereof subsequent to the Interest Record Date and prior to such Interest Payment Date.

In any case where the payment of principal of or interest on this Note is due on a date that is not a Business Day, then payment of principal of or interest on this Note shall be made on the next succeeding Business Day and no interest shall accrue with respect to such payment for the period from and after such date that is not a Business Day to such next succeeding Business Day.

Subject to certain exceptions as set forth in the Indenture, all payments of principal of, or interest on, this Note shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the British Virgin Islands or Hong Kong or any authority therein or thereof having power to tax ("Taxes"), unless such withholding or deduction of such Taxes is required by law or by the interpretation or administration thereof. In that event, the Issuer or the Guarantor, as applicable, shall pay such additional amounts as will result in receipt by the holders of the Notes of such amounts as would have been payable to them had no such withholding or deduction of such Taxes been required.

Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed,

Dated: _______________

PCCW-HKT CAPITAL NO.3 LIMITED

By:____________________________
Name:
Title:

Guarantee

PCCW-HKT Telephone Limited (the "Guarantor") hereby unconditionally guarantees to the holder of the Note upon which this Guarantee is endorsed and to the Trustee on behalf of each Noteholder the due and punctual payment of the principal of, and interest on, and all other amounts payable under, this Note, when and as the same shall become due and payable, whether at the Stated Maturity, upon acceleration, by call for redemption or upon repurchase or otherwise, in accordance with the terms hereof and of the Indenture. The Guarantor hereby expressly waives its right to require the Trustee to pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under this Guarantee. This Guarantee will not be discharged with respect to this Note except by payment in full of the principal thereof and accrued and unpaid interest and Additional Amounts, if any, hereon, In case of the failure of the Issuer punctually to pay any such principal or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption or upon repurchase or otherwise, and as if such payment were made by the Issuer.

Subject to certain exceptions as set forth in the Indenture, the Guarantor hereby further agrees that all payments under this Guarantee shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the British Virgin Islands or Hong Kong or any authority therein or thereof having power to tax ("Taxes"), unless such withholding or deduction of such Taxes is required by law or the interpretation or administration thereof. In that event, the Guarantor shall pay such additional amounts as will result in receipt by the holders of the Notes of such amounts as would have been payable to them had no such withholding or deduction of such Taxes been required.

The obligations of the Guarantor to the holder of this Note and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 9 of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature of one of its authorized officers.

PCCW-HKT TELEPHONE LIMITED

By: ______________________________________
Name:
Title:

Certificate of Authentication

This is one of the Global Notes and the Guarantee described in the within-mentioned Indenture.

HSBC BANK USA, NATIONAL
ASSOCIATION, as Trustee

By: _______________________________________
Name:
Title: Authorized Officer

FORM OF REVERSE OF REGULATION S GLOBAL NOTE

This Note is one of a duly authorized issue of debt securities of PCCW-HKT Capital No.3 Limited (the "Issuer"), issued under an Indenture (the "Indenture") dated as of July 20, 2005 among the Issuer, PCCW-HKT Telephone Limited, as Guarantor (the "Guarantor"), and HSBC Bank USA, National Association, as Trustee (the "Trustee"). The holders of the Notes (the "Noteholders") will be entitled to the benefits of, be bound by and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee in New York City and the offices of the Paying and Transfer Agent listed at the bottom of the reverse of this Note. This Note is initially limited in aggregate principal amount upon Stated Maturity to US$__________. Capitalized terms used herein and in the Guarantee endorsed hereon but not defined have the meanings ascribed to such terms in the Indenture.

The Notes and the Guarantee will (i) be direct, unconditional, unsubordinated and unsecured obligations of the Issuer and the Guarantor, respectively, (ii) rank at least pari passu in right of payment with all other unsecured and unsubordinated obligations of the Issuer and the Guarantor, respectively, and (iii) be senior in priority of payment and in all other respects to all other obligations of the Issuer and the Guarantor, respectively, that are designated subordinated or junior in right of payment to the Notes and the Guarantee, as the case may be.

Each Note will be fully guaranteed by a direct, unconditional and irrevocable obligation of the Guarantor to pay the principal of, and accrued and unpaid interest and Additional Amounts, if any, on, the Notes and all other amounts payable under the Indenture when and as the same shall become due and payable.

The Notes will be issued in definitive, fully registered form without interest coupons in minimum denominations of US$100,000 and integral multiples of US$1,000 in excess thereof. The Notes will not be issued in bearer form. The Notes, and transfers thereof and of beneficial interests therein, shall be registered as provided in the Indenture. Any Person in whose name a Note shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Note, regardless of any notice of ownership, theft or loss or of any writing thereon.

Subject to the terms and conditions as more fully set forth in the Indenture, the Notes may be redeemed at any time, at the option of the Issuer, as a whole but not in part, upon notice as set forth in Section 12.02, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption, if any, if (i) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder)

of the British Virgin Islands or Hong Kong, as the case may be, (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the applicable Successor Jurisdiction) or any political subdivision or taxing authority thereof or therein having power to tax, or any change in or amendment to, any official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of the Indenture, (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the date on which such successor Person to the Issuer or the Guarantor, as the case may be, became such pursuant to the applicable provisions of the Indenture), either (x) the Issuer, the Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, is or would be, obligated to pay Additional Amounts upon the next payment of principal or interest in respect of the Notes or the Guarantee or (y) the Guarantor or any such successor Person to the Guarantor is, or would be, obligated to pay Additional Amounts upon the next payment of principal or interest in respect of the Intercompany Loan and (ii) such obligation cannot be avoided by the Issuer, the Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, taking reasonable measures available to it. Prior to the giving of any notice of redemption of the Notes pursuant to the foregoing, the Issuer or any such successor Person to the Issuer shall deliver to the Trustee a notice of such redemption election, an opinion in writing signed by independent legal counsel of recognized standing to the Issuer, Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, to the effect that the Issuer, the Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, is, or would become, obligated to pay such Additional Amounts as described in clause (i) as the result of such change or amendment, and an Officers' Certificate (as defined in the Indenture) of the Issuer, Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by the Issuer, the Guarantor or any such successor Person to the Issuer or Guarantor, as the case may be, taking reasonable measures available to it.

Except as otherwise provided in the Indenture, in case an Event of Default (as defined in the Indenture) with respect to Notes shall have occurred and be continuing, the principal of all the Notes Outstanding may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a Majority in aggregate principal amount of the Notes then Outstanding and that, prior to any such declaration, such Noteholders may waive any past or existing default or Event of Default under the Indenture and its consequences except (i) a continuing default in the payment of principal of, or interest on, the Notes then Outstanding, or (ii) any default or Event of Default with respect to certain covenants or provisions in the Indenture which may not be modified without the consent of the Holder of each Note. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Note which may be issued in exchange or substitution hereafter, whether or not any notation thereof is made upon this Note or such other Notes,

The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a Majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such modification or amendment may, without the consent of the holder of each such Note affected thereby, (i) change the Stated Maturity of the Notes; (ii) reduce the principal amount of or payments of interest on any Notes; (iii) change any obligation of the Issuer or the Guarantor to pay Additional Amounts with respect to Notes; (iv) change the currency or place of payment of the principal of or interest on the Notes; (v) impair the right to institute suit for the enforcement of any payment due on or with respect to the Notes; (vi) reduce the above stated percentage of outstanding Notes necessary to modify or amend the Indenture; (vii) reduce the percentage of the aggregate principal amount of outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change, in any manner adverse to the interest of holders of the Notes, the terms and provisions of the Guarantee in respect of the due and punctual payment of principal of and interest on the Notes; or (ix) modify such provisions with respect to modification and waiver; provided, that no consent of any Noteholder is required in connection with the execution of a supplemental indenture not requiring the consent of the Noteholders pursuant to Section 7.01 of the Indenture or in connection with a consolidation, amalgamation, Merger, conveyance or transfer permitted.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, times, and rate, and in the currency, herein prescribed.

At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

Upon due presentment for registration of transfer of this Note at the above-mentioned office or agency of the Issuer, a new Note or Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee, may (to the fullest extent permitted by applicable law) deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

TRUSTEE, PAYING AND TRANSFER AGENT AND REGISTRAR

Trustee

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018

Attention: Corporate Trust

Principal Paying and Transfer Agent and Registrar

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018

Attention: Corporate Trust

SCHEDULE I

The following changes in the aggregate principal amount of Notes represented by this Global Note have been made:

Amount of
	decrease in	Amount of
	aggregate	increase in
	principal	aggregate
	amount of	principal	Outstanding
Date	Notes	amount of Notes	Balance	Signature

EXHIBIT E-l

FORM OF AUTHORIZATION CERTIFICATE

I, [Name], [Title], acting on behalf of PCCW-HKT Telephone Limited (the "Guarantor"), hereby certify that:

(A) the persons listed below are (i) Authorized Officers for purposes of the Indenture dated as of July 20, 2005 among PCCW-HKT Capital No.3 Limited (the "Issuer"), the Guarantor and HSBC Bank USA, National Association, as Trustee, (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite his name and (iii) the duly authorized person who executed or will execute the Guarantee endorsed on the Notes by his manual or facsimile signature and was at the time of such execution, duly elected or appointed, qualified and acting as the holder of the office set forth opposite his name;

(B) each signature appearing below is the person's genuine signature; and

(C) attached hereto as Schedule 1 is a true, correct and complete specimen of the certificates representing the Notes.

Authorized Officers:

Name	Title	Signature

E-1

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:___________

PCCW-HKT TELEPHONE LIMITED

By: ______________________________________
Name:
Title:

E-1-2

EXHIBIT E-2

FORM OF AUTHORIZATION CERTIFICATE

I, [Name], [Title], acting on behalf of PCCW-HKT Capital No.3 Limited (the "Issuer"), hereby certify that:

(A) the persons listed below are (i) Authorized Officers for purposes of the Indenture dated as of July 20, 2005 among the Issuer, PCCW-HKT Telephone Limited, as Guarantor (the "Guarantor"), and HSBC Bank USA, National Association, as Trustee, (ii) duly elected or appointed, qualified and acting as the holder of the respective office or offices set forth opposite his name and (iii) the duly authorized person who executed or will execute the Notes by his manual or facsimile signature and was at the time of such execution, duly elected or appointed, qualified and acting as the holder of the office set forth opposite his name;

(B) each signature appearing below is the person's genuine signature; and

(C) attached hereto as Schedule 1 is a true, correct and complete specimen of the certificates representing the Notes.

Authorized Officers:

Name	Title	Signature

E-2-1

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: ____________

PCCW-HKT CAPITAL NO.3 LIMITED

By:____________________________
Name:
Title:

E-2-2

EXHIBIT F

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby transfers to

(PRINT NAME AND ADDRESS OF TRANSFEREE)

U.S. $_ _________ principal amount of this Note, and all rights with respect thereto, and irrevocably constitutes and appoints ___________________________as attorney to transfer this Note on the books kept for registration thereof, with full power of substitution.

Dated ___________________________________________
                                Certifying Signature

Signed ______________________

Note:

(i) The signature on this transfer form must correspond to the name as it appears on the face of this Note in every particular.

(ii) A representative of the Noteholder should state the capacity in which he or she signs (e.g., executor).

(iii) The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or shall be certified by a bank which is a member of the Medallion Program or in such other manner as the Paying and Transfer Agent, acting in its capacity as transfer agent or the Trustee, acting in its capacity as registrar, may require.

F-1

EXHIBIT G

FORM OF PAYING AND TRANSFER AGENT APPOINTMENT LETTER

[Date]

[Paying Agent]

Re:       5.25% Guaranteed Notes due 2015
            of PCCW-HKT Capital No.3 Limited

Reference is hereby made to the Indenture dated as of July 20, 2005 (the "Indenture") among PCCW-HKT Capital No.3 Limited (the "Issuer"), PCCW-HKT Telephone Limited, as Guarantor (the "Guarantor"), and HSBC Bank USA, National Association, as Trustee, (the "Trustee"). Terms used herein are used as defined in the Indenture.

The Issuer hereby appoints _________ as the paying agent and transfer agent (the "Paying and Transfer Agent") with respect to the Notes and the Paying and Transfer Agent hereby accepts such appointment. By accepting such appointment, the Paying and Transfer Agent agrees to be bound by and to perform the services with respect to itself set forth in the terms and conditions set forth in the Indenture and the Notes, as well as the following terms and conditions to all of which the Issuer agrees and to all of which the rights of the holders from time to time of the Notes shall be subject:

(a) The Paying and Transfer Agent shall be entitled to the compensation to be agreed upon with the Issuer and Guarantor, jointly and severally, for all services rendered by it under the Indenture, and subject to Section 3.04 of the Indenture, the Issuer agrees promptly to pay such compensation and to reimburse the Paying and Transfer Agent for its reasonable out-of-pocket expenses (including fees and expenses of counsel) incurred by it in connection with the services rendered by it under the Indenture. Each of the Issuer and Guarantor jointly and severally hereby agrees to indemnify the Paying and Transfer Agent and its officers, directors, agents, employees and representatives for, and to hold it harmless against, any loss, liability or expense (including reasonable fees and expenses of counsel) incurred without negligence or bad faith on its part arising out of or in connection with its acting as Paying and Transfer Agent hereunder. The obligations of the Issuer under this paragraph (a) shall survive the payment of the Notes and the resignation or removal of the Paying and Transfer Agent.

(b) In acting under the Indenture and in connection with the Notes, the Paying and Transfer Agent is acting solely as agent of the Issuer and does not assume any obligation towards or relationship of agency or trust for or with any of the owners or holders of the Notes, except that all funds held by the Paying and Transfer Agent for the payment of principal of, or interest (including Additional

G-l

Amounts) on, the Notes shall, subject to the provisions of the Indenture, be held in trust by the Paying and Transfer Agent and applied as set forth in the Indenture and in the Notes, but need not be segregated from other funds held by the Paying and Transfer Agent, except as required by law.

(c) The Paying and Transfer Agent may consult with counsel satisfactory to it and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Indenture in good faith and in accordance with such advice or opinion.

(d) The Paying and Transfer Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties.

(e) The Paying and Transfer Agent, in its individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Notes or other obligations of the Issuer with the same rights that it would have if it were not the Paying and Transfer Agent, and may engage or be interested in any financial or other transaction with the Issuer, and may act on, or as depository, Trustee or agent for, any committee or body of holders of Notes or other obligations of the Issuer, as freely as if it were not the Paying and Transfer Agent.

(f) The Paying and Transfer Agent shall not be under any liability for interest on any monies received by it pursuant to any of the provisions of the Indenture or the Notes.

(g) The Paying and Transfer Agent shall be obligated to perform such duties and only such duties as are in the Indenture and the Notes specifically set forth, and no implied duties or obligation shall be read into the Indenture or the Notes against the Paying and Transfer Agent. The Paying and Transfer Agent shall not be under any obligation to take any action under the Indenture which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

(h) The Paying and Transfer Agent may at any time resign by giving written notice of its resignation to the Issuer and the Trustee and specifying the date on which its resignation shall become effective; provided that such date shall be at least 90 days after the date on which such notice is given unless the Issuer agrees to accept shorter notice. Upon receiving such notice of resignation, if required by the Indenture the Issuer shall promptly appoint a successor paying agent by written instrument substantially in the form hereof in triplicate signed on behalf of the Issuer, one copy of which shall be delivered to the resigning Paying and Transfer Agent, one copy to the successor paying agent and one copy to the Trustee.

Such resignation shall become effective upon the earlier of (i) the effective date of such resignation and (ii) the acceptance of appointment by the successor paying agent, as provided below. The Issuer may, at any time and for any reason, remove the Paying and Transfer Agent and appoint a successor paying agent, by written instrument in triplicate signed on behalf of the Issuer, one copy of which shall be delivered to the Paying and Transfer Agent being removed, one copy to the successor paying agent and one copy to the Trustee. Any removal of the Paying and Transfer Agent and any appointment of a successor paying agent shall become effective upon acceptance of appointment by the successor paying agent as provided below. Upon its resignation or removal, the Paying and Transfer Agent shall be entitled to the payment by the Issuer of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

The Issuer shall remove the Paying and Transfer Agent and appoint a successor paying agent if the Paying and Transfer Agent (i) shall become incapable of acting, (ii) shall be adjudged bankrupt or insolvent, (iii) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a Trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (iv) shall consent to, or shall have had entered against it a court order for, any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceedings commenced against it, (v) shall make a general assignment for the benefit of creditors or (vi) shall fail generally to pay its debts as they become due.

Any successor paying agent appointed as provided herein shall execute and deliver to its predecessor and to the Issuer and the Trustee an instrument accepting such appointment (which may be in the form of an acceptance signature to the letter of the Issuer appointing such agent) and thereupon such successor paying agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Paying and Transfer Agent and such predecessor shall pay over to such successor agent all monies or other property at the time held by it hereunder.

(i) Each Paying and Transfer Agent shall at all times be a responsible financial institution which is authorized by law to exercise its respective powers and duties hereunder and under the Indenture and the Notes.

(j) Each Paying and Transfer Agent shall comply with all applicable withholding, information reporting and backup withholding tax requirements under the U.S. Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder in respect of any payment on, or in respect of, a Note or under the Guarantee (including the collection of IRS Form W-8 ECI, IRS Form W-8 BEN and IRS Form W-9, as the case may be, and the filing of IRS Form 1099 and IRS Form 1096).

Any corporation into which the Paying and Transfer Agent may be merged or converted or any corporation with which the Paying and Transfer Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Paying and Transfer Agent shall be a party or any corporation succeeding to the business of the Paying and Transfer Agent shall be the successor to such Paying and Transfer Agent hereunder (provided that such corporation shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

The agreement set forth in this letter shall be construed in accordance with and governed by the laws of the State of New York.

PCCW-HKT CAPITAL NO.3 LIMITED

By:____________________________
Name:
Title:
Agreed and accepted:
____________________________
as Paying and Transfer Agent

By: ____________________________
Name:
Title:

cc:	HSBC Bank USA, National Association,
as Trustee
PCCW-HKT Telephone Limited,
as Guarantor

EXHIBIT H

TRUSTEE, PAYING AND TRANSFER AGENT AND REGISTRAR

Trustee

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York l0018

Attention: Corporate Trust

Principal Paying and Transfer Agent and Registrar

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018

Attention: Corporate Trust

H-1

EXHIBIT I

FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S
DURING THE DISTRIBUTION COMPLIANCE PERIOD

[Date]

HSBC Bank USA, National Association,
    as Registrar

Re:        PCCW-HKT Capital No.3 Limited (the "Issuer")
                           and PCCW-HKT Telephone Limited (the "Guarantor")
                5.25% Guaranteed Notes Due 2015 (the "Notes")

Dear Sirs:

Reference is hereby made to the Indenture, dated as of July 20, 2005 (the "Indenture"), among the Issuer, the Guarantor and HSBC Bank USA, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US$_____________ principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. _____) and held with the Depositary in the name of [insert name of transferor] (the "Transferor"), The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. ____ ), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Clearstream or both (Common Code______).

In connection with our proposed sale of US$ _________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

(1)    the offer of the Notes was not made to a person in the United States;

(2)    either:

(A)   at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States; or

(B)   the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction was prearranged with a buyer in the United States;

(3)    no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)    the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933;

(5)    upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Clearstream or both (Common Code).

You, the Issuer and the Guarantor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By: __________________________
Authorized Signature

EXHIBIT J

FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S
UPON AND FOLLOWING EXPIRATION OF THE
DISTRIBUTION COMPLIANCE PERIOD

[Date]

HSBC Bank USA, National Association,
      as Registrar

Re:      PCCW-HKT Capital No,3 Limited (the "Issuer")
                        and PCCW-HKT Telephone Limited (the "Guarantor")
            5.25% Guaranteed Notes Due 2015 (the "Notes")

Dear Sirs:

Reference is hereby made to the Indenture, dated as of July 20, 2005 (the "Indenture"), among the Issuer, the Guarantor and HSBC Bank USA, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US$ ____________ principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. ______) and held with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. _____).

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with either (i) Rule 903, Rule 904 or Rule 144 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby further certify that:

(1)     if the transfer has been effected pursuant to Rule 903 or Rule 904:

(A)   the offer of the Notes was not made to a Person in the United States;

(B)    either:

(i)    at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the Untied States, or

(ii)    the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(C)     no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(D)     the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(2)     if the transfer has been effected pursuant to Rule 144, the Securities have been transferred in a transaction permitted by Rule 144,

You, the Issuer and the Guarantor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By: __________________________
Authorized Signature

EXHIBIT K

FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS TO QIBs

[Date]

HSBC Bank USA, National Association,
     as Registrar

PCCW-HKT Capital No.3 Limited,
      as Issuer

PCCW-HKT Telephone Limited,
      as Guarantor

Re:       PCCW-HKT Capital No.3 Limited (the "Issuer") and
          PCCW-HKT Telephone Limited (the "Guarantor")
      5.25% Guaranteed Notes Due 2015 (the "Notes")

Dear Sirs:

Reference is hereby made to the Indenture, dated as of July 20, 2005 (the "Indenture"), among the Issuer, the Guarantor and HSBC Bank USA, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to US$ ________ principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No.__________) and held with the Depositary through [Euroclear] [Clearstream] (Common Code ________) in the name of [insert name of transferor] (the "Transferor")- The Transferor has requested that a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof (the "Transferee") in the form of an equal principal amount of Securities evidenced by one or more Restricted Global Notes (CUSIP No._________ ).

(CHECK ONE)

     In connection with such request and in respect of such Notes, the Transferee does hereby certify that (i) it is a "qualified institutional buyers" ("QIBs") as defined in and pursuant to Rule 144A ("Rule 144A") under the U.S. Securities Act of 1933, as amended, purchasing the Notes for its own account (or for the account of one or more QIBs over which account it exercises sole investment discretion) and (ii) the transfer was made in a transaction meeting the requirements of Rule 144A.

K-1

     The Transferor did not purchase such Notes as part of the initial distribution thereof and the transfer is being effected pursuant to and in accordance with an applicable exemption from the registration requirements of the Securities Act and the Transferor has delivered to the Trustee such additional evidence that the Issuer, the Guarantor or the Trustee may require as to compliance with such available exemption,

You are entitled to rely on this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor or Transferor]

By: __________________________
Authorized Signature

K-2